Exhibit 10.1

EXECUTION VERSION

PARTICIPATION AGREEMENT

among

HEALTH NET FUNDING, INC.

HEALTH NET, INC.

LODGEMORE HOLDINGS INC.

ING BANK N.V.

and

HEALTH NET FINANCING, L.P.

dated as of December 19, 2007

TABLE OF CONTENTS

i

APPENDIX A	DEFINITIONS
SCHEDULE A-1	EQUALIZATION FACTOR (CLASS A LIMITED PARTNER EARLY TERMINATION EVENT)
SCHEDULE A-2	EQUALIZATION FACTOR (GENERAL PARTNER EARLY TERMINATION EVENT)
SCHEDULE A-3	EQUALIZATION FACTOR (ACCELERATION EVENT)
SCHEDULE B	CALCULATION OF FIXED PRICE IN CONNECTION WITH AN EXERCISE DATE
SCHEDULE C	WEBSITE ADDRESS OF U.S. PARENT
SCHEDULE 7.06	INDEBTEDNESS
SCHEDULE 7.07	PERMITTED LIENS
SCHEDULE 7.10	RESTRICTIVE AGREEMENTS

THIS PARTICIPATION AGREEMENT dated as of December 19, 2007 (as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof, this "Agreement") is by and among HEALTH NET FUNDING, INC., a Delaware corporation (together with its successors and permitted assigns, "U.S. Investor"), HEALTH NET, INC., a Delaware corporation (together with its successors and permitted assigns, "U.S. Parent"), LODGEMORE HOLDINGS INC., a Canadian corporation (together with its successors and permitted assigns, "Canadian Investor"), ING BANK N.V., a public company (naamloze vennootschap) organized under the laws of the Netherlands (together with its successors and permitted assigns, "Credit Risk Bank"), and HEALTH NET FINANCING, L.P., a Delaware limited partnership (together with its successors and permitted assigns, the "Partnership").

W I T N E S S E T H:

WHEREAS, U.S. Investor and Health Net Investments, LLC, a Delaware limited liability company ("Transaction LLC") have entered into the Original Limited Partnership Agreement of the Partnership, pursuant to which U.S. Investor is the sole general partner and Transaction LLC is the sole limited partner;

WHEREAS, Transaction LLC, U.S. Investor and the Partnership have entered into the Subscription Agreement pursuant to which Transaction LLC has agreed to subscribe for the Class A Limited Partnership Interest on December 19, 2007 and to make a Capital Contribution of US$732,895,299.00 with respect thereto, all of which is to occur under the Partnership Agreement;

WHEREAS, Canadian Investor has entered into the Assignment of Subscription Agreement with Transaction LLC, U.S. Investor and the Partnership, whereby Canadian Investor has acquired Transaction LLC's rights, title and interest, and has assumed Transaction LLC's obligations under the Subscription Agreement; and

WHEREAS, each of U.S. Investor, U.S. Parent, Canadian Investor, the Partnership and Credit Risk Bank desires to enter into, among other things, (x) certain arrangements whereby (i) U.S. Investor will have a call option with respect to the Class A Limited Partnership Interest and (ii) Canadian Investor will have a put option with respect thereto and (y) the other Transaction Documents to which it is a party.

NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION

Section 1.01.  Definitions.

All capitalized terms used herein shall, unless defined herein, have the respective meanings set forth in Appendix A hereto.

Section 1.02.  Rules of Interpretation.

In this Agreement, unless the context shall otherwise require:

(a)  all references to sections, exhibits, schedules, annexes or appendices are references to sections, exhibits, schedules, annexes or appendices of this Agreement unless otherwise stated;

(b)  a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor;

(c)  the headings are inserted for convenience only and shall not define or limit, nor affect the interpretation of, the provisions hereof;

(d)  words denoting the singular only shall include the plural and vice versa;

(e)  "include" and "including" are not limiting; and

(f)  all references to documents are to those documents as amended, modified and supplemented from time to time.

ARTICLE II

ENTRY INTO THE TRANSACTION DOCUMENTS

Section 2.01.  Closing.

(a)  The entry into the Transaction Documents (other than the Subscription Agreement, the Assignment of Subscription Agreement and the Original Limited Partnership Agreement, which shall have been previously executed) and the other transactions contemplated hereby to occur on the Closing Date shall be held at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York, at 10:00 a.m. New York time, on the Closing Date.

(b)  On the Closing Date, subject to the satisfaction of the conditions set forth in Article XI, (i) Canadian Investor shall make the Capital Contribution to the Partnership required by the Subscription Agreement and the Assignment of Subscription Agreement (as set

forth in the Partnership Agreement) and (ii) upon payment of such Capital Contribution, the Partnership shall admit Canadian Investor as the Class A Limited Partner of the Partnership.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF U.S. INVESTOR AND U.S. PARENT

Section 3.01.  Representations and Warranties of U.S. Investor.

U.S. Investor represents and warrants to Canadian Investor and Credit Risk Bank (it being understood that each of Canadian Investor and Credit Risk Bank is relying on these representations and warranties in entering into the Transaction Documents) that, as of the date hereof:

(a)  Due Organization; Good Standing and Power.

U.S. Investor is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

(b)  Authorization.

U.S. Investor has full legal power and authority to enter into, execute, deliver and perform the terms of each of the Transaction Documents to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action.

(c)  Binding Obligation.

Each of the Transaction Documents to which U.S. Investor is a party has been duly executed and delivered by U.S. Investor and constitutes the valid and legally binding obligation of U.S. Investor, enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

(d)  Violations or Defaults.

U.S. Investor is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default would have a material adverse effect on U.S. Investor's ability to perform its obligations under the Transaction Documents.  U.S. Investor is in compliance with all statutes, regulations, rules and orders applicable to it of all Governmental Authorities, a violation of which would have a material adverse effect on U.S. Investor's ability to perform its obligations under the Transaction Documents.  U.S. Investor is not in breach or violation of its Organizational Documents.

(e)  Consents.

No consent, authorization or approval of, filing with, notice to, or exemption by, any Governmental Authority (x) is required to authorize, or is required in connection with the execution, delivery and performance by U.S. Investor of, any Transaction Document to which it is a party, or (y) is required as a condition to the validity or enforceability against U.S. Investor of such Transaction Document.

(f)  No Default.

No Put Option Early Termination Event (or event which, with the giving of notice, lapse of time, or both, would constitute a Put Option Early Termination Event) has occurred and is continuing.  To the actual knowledge of U.S. Investor, no Call Option Event is continuing.

(g)  Taxes.

U.S. Investor has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in a Good Faith Contest) which, if unpaid, would have a material adverse effect on U.S. Investor's ability to perform its obligations under the Transaction Documents.

(h)  No Violation or Conflict.

The execution, delivery and performance by U.S. Investor of the Transaction Documents to which it is a party do not violate or conflict with any law or regulation applicable to it, any provision of its Organizational Documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on it or any of its assets.

(i)  Absence of Litigation.

There is not pending or, to its knowledge, threatened against U.S. Investor any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is reasonably likely to affect the legality, validity or enforceability against U.S. Investor of any Transaction Document to which it is a party or its ability to perform its obligations under such Transaction Documents.

(j)  Eligible Contract Participant.

U.S. Investor is an "eligible contract participant" as defined in the Commodity Exchange Act, as amended, and the terms of each Transaction Document have been individually tailored and negotiated.  Each of U.S. Investor and Transaction LLC is an indirect wholly-owned subsidiary of U.S. Parent.

(k)  Partnership Matters.

(i)  The Partnership has been duly formed as a limited partnership, is validly existing and in good standing under the laws of Delaware.  The Partnership has the power and authority to own its assets and carry on its contemplated business and activities as a limited partnership with full partnership power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party.

(ii)  The Partnership maintains its own bank account and keeps its own proper and adequate books and account and has filed and will file all material forms and statements (including tax returns) required by law in those jurisdictions where it conducts its business and activities.

(iii)  The Partnership has not engaged in the conduct of a trade or business in Canada or any trade or business unrelated to the Transaction or matters incidental thereto and does not have a fixed place of business in Canada.

(iv)  The Partnership has not (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security the offering and sale of which is or will be integrated with the sale of the Class A Limited Partnership Interest or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Class A Limited Partnership Interest or in any manner engaged in any activity constituting a public offering of the Class A Limited Partnership Interest within the meaning of Section 4(2) of the Securities Act.

(l)  Debts of U.S. Investor.

(i)  The sum of  U.S. Investor's debts (including its obligations under the Transaction Documents) is less than the value of the U.S. Investor's property (calculated at the lesser of fair valuation and present fair saleable value).

(ii)  The capital of U.S. Investor is not unreasonably small to conduct its business as currently conducted or as proposed to be conducted.

(iii)  U.S. Investor has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay as they mature.

(iv)  U.S. Investor has not made a transfer or incurred an obligation under the Transaction Documents with the intent to hinder, delay or defraud any of its present or future creditors.

(v)  For purposes of this clause (l):

(A)   "debt" means any liability on a claim;

(B)   "claim" means:

(1)   any right to payment, whether or not that right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or

(2)   any right to an equitable remedy for breach of performance if that breach gives rise to a right to payment, whether or not the right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

(C)   terms used in this clause (l) shall be construed in accordance with the applicable
 United States bankruptcy and New York fraudulent conveyance statutes and the related case law.

Section 3.02.  Representations and Warranties of U.S. Parent.

U.S. Parent represents and warrants to Canadian Investor and Credit Risk Bank (it being understood that each of Canadian Investor and Credit Risk Bank is relying on these representations and warranties in entering into the Transaction Documents) that, as of the date hereof:

(a)  Due Organization; Good Standing and Power.

U.S. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

(b)  Authorization.

U.S. Parent has full legal power and authority to enter into, execute, deliver and perform the terms of each of the Transaction Documents to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action.

(c)  Binding Obligation.

Each of the Transaction Documents to which U.S. Parent is a party has been duly executed and delivered by U.S. Parent and constitutes the valid and legally binding obligations of U.S. Parent, enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

(d)  Violations or Defaults.

U.S. Parent is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a material adverse effect on U.S. Parent's ability to perform its obligations under the Transaction

Documents.  U.S. Parent is in compliance with all statutes, regulations, rules and orders applicable to it of all Governmental Authorities, a violation of which could reasonably be expected to have a material adverse effect on U.S. Parent's ability to perform its obligations under the Transaction Documents and is in full compliance with its Organizational Documents.

(e)  Consents.

No consent, authorization or approval of, filing with, notice to, or exemption by, any Governmental Authority (x) is required to authorize, or is required in connection with the execution, delivery and performance by U.S. Parent of, any Transaction Document to which it is a party, or (y) is required as a condition to the validity or enforceability of such Transaction Document.

(f)  U.S. Parent has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in a Good Faith contest) which, if unpaid, could reasonably be expected to have a material adverse effect on U.S. Investor’s ability to perform its obligations under the Transaction Documents.

(g)  No Violation or Conflict.

The execution, delivery and performance by U.S. Parent of the Transaction Documents to which it is a party do not violate or conflict with any law or regulation applicable to it, any provision of its Organizational Documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(h)  Absence of Litigation.

There is not pending or, to its knowledge, threatened against U.S. Parent any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against U.S. Parent of any Transaction Document to which it is a party or its ability to perform its obligations under such Transaction Documents.

(i)  Status.

None of U.S. Parent or any of its Affiliates that is counterparty to a Permitted Asset is a corporation that (i) is a bank or credit union, (ii) an insurance corporation that carries on business in Canada, (iii) is authorized under the laws of Canada or any province to offer trustee services, to accept deposits or to trade in securities as a broker-dealer, (iv) was incorporated in Canada, or (v) owns shares or debt of any other corporation described in any of (i) to (iv) herein that, in aggregate, represent 90% or more of its assets.

(j)  Debts of U.S. Investor.

(i)  The sum of  U.S. Investor's debts (including its obligations under the Transaction Documents) is less than the value of the U.S. Investor's property (calculated at the lesser of fair valuation and present fair saleable value).

(ii)  The capital of U.S. Investor is not unreasonably small to conduct its business as currently conducted or as proposed to be conducted.

(iii)  U.S. Investor has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay as they mature.

(iv)  U.S. Investor has not made a transfer or incurred an obligation under the Transaction Documents with the intent to hinder, delay or defraud any of its present or future creditors.

(v)  For purposes of this clause (j):

(A)   "debt" means any liability on a claim;

(B)   "claim" means:

(1)   any right to payment, whether or not that right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or

(2)   any right to an equitable remedy for breach of performance if that breach gives rise to a right to payment, whether or not the right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

(C)   terms used in this clause (j) shall be construed in accordance with the applicable
 United States bankruptcy and New York fraudulent conveyance statutes and the related case law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CANADIAN INVESTOR

Canadian Investor represents and warrants to U.S. Investor, U.S. Parent and Credit Risk Bank (it being understood that each of U.S. Investor, U.S. Parent and Credit Risk Bank is relying on these representations in entering into the Transaction Documents) that as of the date hereof:

Section 4.01.  Due Organization; Good Standing and Power.

Canadian Investor is duly organized as a corporation, validly existing and in good standing under the laws of Canada.

Section 4.02.  Authorization.

Canadian Investor has full legal power and authority to enter into, execute, deliver and perform the terms of each of the Transaction Documents to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and is in full compliance with its Organizational Documents.

Section 4.03.  Binding Obligation.

Each of the Transaction Documents to which Canadian Investor is a party has been duly executed and delivered by Canadian Investor and constitutes the valid and legally binding obligation of Canadian Investor, enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

Section 4.04.  Violations or Defaults.

Canadian Investor is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a material adverse effect on Canadian Investor's ability to perform its obligations under the Transaction Documents.  Canadian Investor is in compliance with all statutes, regulations, rules and orders applicable to it of all Governmental Authorities, a violation of which could reasonably be expected to have a material adverse effect on Canadian Investor's ability to perform its obligations under the Transaction Documents.

Section 4.05.  Consents.

No consent, authorization or approval of, filing with, notice to, or exemption by, any Governmental Authority (x) is required to authorize, or is required in connection with the execution, delivery and performance by Canadian Investor of, any Transaction Document to which it is a party, or (y) is required as a condition to the validity or enforceability against Canadian Investor of such Transaction Document, save and except for the requirement to obtain the approval of the Superintendent of Financial Institutions (Canada) if Canadian Investor holds the Class A Limited Partnership Interest for a period of more than two years.

Section 4.06.  No Default.

No Call Option Early Termination Event (or event which, with the giving of notice, lapse of time, or both, would constitute a Call Option Early Termination Event) has occurred and is continuing. To the actual knowledge of Canadian Investor, no Put Option Event is continuing.

Section 4.07.  Taxes.

Canadian Investor has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in a Good Faith Contest) which, if unpaid, could reasonably be expected to have a material adverse effect on Canadian Investor's ability to perform its obligations under the Transaction Documents.

Section 4.08.  No Violation or Conflict.

The execution, delivery and performance by Canadian Investor of the Transaction Documents to which it is a party do not violate or conflict with any law or regulation applicable to it, any provision of its Organizational Documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on it or any of its assets.

Section 4.09.  Absence of Litigation.

There is not pending or, to its knowledge, threatened against Canadian Investor any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is reasonably likely to affect the legality, validity or enforceability against Canadian Investor of any Transaction Document to which it is a party or its ability to perform its obligations under such Transaction Documents.

Section 4.10.  Eligible Contract Participant.

Canadian Investor is an "eligible contract participant" as defined in the Commodity Exchange Act, as amended, and the terms of each Transaction Document have been individually tailored and negotiated.

Section 4.11.  No Distribution.

Canadian Investor is not acquiring the Class A Limited Partnership Interest with a view to distribution, sale or transfer of the interest or with any present intention of offering or selling the Class A Limited Partnership Interest except as contemplated by the Transaction Documents.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CREDIT RISK BANK

Credit Risk Bank represents and warrants to U.S. Investor, U.S. Parent and Canadian Investor (it being understood that (x) each of U.S. Investor, U.S. Parent and Canadian Investor is relying on these representations in entering into the Transaction Documents, (y) references in this Article 5 to Canadian law and Governmental Authorities are references to the laws and Governmental Authorities of Canada and each of the provinces and territories thereof, and (z) no representations or warranties are made as to any United States federal or state securities or tax laws, regulations, rules or orders) that as of the date hereof:

Section 5.01.  Due Organization; Good Standing and Power.

Credit Risk Bank is duly organized as a public company (naamloze vennootschap), validly existing under the laws of the Netherlands.

Section 5.02.  Authorization.

Credit Risk Bank has full legal power and authority to enter into, execute, deliver and perform the terms of each of the Transaction Documents to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and is in full compliance with its Organizational Documents.

Section 5.03.  Binding Obligation.

Each of the Transaction Documents to which Credit Risk Bank is a party has been duly executed and delivered by Credit Risk Bank and (assuming that as a matter of Canadian law the Option Collateral Fixed Rate CD Agreement and the Security and Pledge Agreement (Credit Risk Bank - Canadian Investor) are legal, valid and binding documents enforceable in accordance with their terms) constitutes the valid and legally binding obligation of Credit Risk Bank, enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

Section 5.04.  Violations or Defaults.

Credit Risk Bank is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a material adverse effect on Credit Risk Bank's ability to perform its obligations under the Transaction Documents.  Credit Risk Bank is in compliance with all statutes, regulations, rules and orders applicable to it of all Governmental Authorities (excluding, in relation only to the Transaction and any matters connected with or arising out of it, Canadian Governmental Authorities), a violation of which could reasonably be expected to have a material adverse effect on Credit Risk Bank's ability to perform its obligations under the Transaction Documents.

Section 5.05.  Consents.

No consent, authorization or approval of, filing with, notice to, or exemption by, any Governmental Authority (excluding Canadian Governmental Authorities) (x) is required to authorize, or is required in connection with the execution, delivery and performance by Credit Risk Bank of, any Transaction Document to which it is a party, or (y) is required as a condition to the validity or enforceability against Credit Risk Bank of such Transaction Document.

Section 5.06.  No Violation or Conflict.

The execution, delivery and performance by Credit Risk Bank of the Transaction Documents to which it is a party do not violate or conflict with any law or regulation applicable to it, any provision of its Organizational Documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on it or any of its assets.

Section 5.07.  Absence of Litigation.

There is not pending or, to its knowledge, threatened against Credit Risk Bank any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is reasonably likely to affect the legality, validity or enforceability against Credit Risk Bank of any Transaction Document to which it is a party or its ability to perform its obligations under such Transaction Documents.

Section 5.08.  Eligible Contract Participant.

Credit Risk Bank is an “eligible contract participant” as defined in the Commodity Exchange Act, as amended, and the terms of each Transaction Document have been individually tailored and negotiated.

ARTICLE VI

COVENANTS OF U.S. INVESTOR

U.S. Investor hereby covenants and agrees with each of U.S. Parent, Canadian Investor and Credit Risk Bank that until the Completion Date (or until such later date as all obligations of U.S. Investor and U.S. Parent to be performed on or prior to the Completion Date have been satisfied):

Section 6.01.  Corporate Existence.

Subject to U.S. Investor's rights under Section 6.06, U.S. Investor shall maintain its existence as a corporation in good standing and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify, individually or in the aggregate, could reasonably be expected to have a material adverse effect on U.S. Investor's ability to perform its obligations under the Transaction Documents.  U.S. Investor shall not engage in any business except in connection with the Transaction or matters incidental thereto.

Section 6.02.  Compliance with Law.

U.S. Investor shall comply with all Governmental Requirements of any Governmental Authority having jurisdiction over it or its property (such compliance to include paying before the same become delinquent all Taxes and assessments imposed upon it or upon any of its property, except to the extent they are the subject of a Good Faith Contest), in each case if the failure to so comply could reasonably be expected, as determined by U.S. Investor, to have a material adverse effect on U.S. Investor's ability to perform its obligations under the Transaction Documents.

Section 6.03.  Authorizations.

U.S. Investor shall obtain, make and keep in full force and effect all material Governmental Authorizations and all Governmental Filings with Governmental Authorities required to be made by U.S. Investor for the validity or enforceability of any of the Transaction Documents against it.

Section 6.04.  Compliance with Transaction Documents.

U.S. Investor shall comply with its covenants under, and timely perform its obligations under, the Transaction Documents to which it is a party.

Section 6.05.  Notice of Put Option Early Termination Event.

U.S. Investor shall deliver to Canadian Investor, immediately upon U.S. Investor learning of any Put Option Early Termination Event (or any event which with the passage of time or the giving of notice or both would constitute a Put Option Early Termination Event), a certificate of a Responsible Officer of U.S. Investor stating that such certificate is a "Notice of Put Option Early Termination Event" and setting forth the details thereof and the action which U.S. Investor is taking or proposes to take to cure such event.

Section 6.06.  Merger.

U.S. Investor shall not enter into any merger, consolidation, share exchange or similar transaction or sell or otherwise dispose of all or substantially all of its assets to any Person unless (1) the succeeding entity is U.S. Parent or any Affiliate thereof, (2) the succeeding entity (x) irrevocably and unconditionally assumes (unless effected by operation of law) all obligations of U.S. Investor under the Transaction Documents pursuant to an agreement executed and delivered to Canadian Investor and (y) delivers an opinion to Canadian Investor as to the due authorization, execution and delivery of any such agreement, in each case, in form and substance reasonably satisfactory to Canadian Investor, and (3) such merger, consolidation, share exchange, similar transaction, sale or disposal would not result in a Call Option Event or Put Option Early Termination Event.

Section 6.07.  Payment of Cumulative Class A Limited Partner Shortfall.

U.S. Investor, shall pay Canadian Investor, as holder of the Class A Limited Partnership Interest, on the Exercise Date, the Cumulative Class A Limited Partner Shortfall as of such Exercise Date, after giving effect to all Allocations on the Exercise Date pursuant to Article IV of the Partnership Agreement.

ARTICLE VII

COVENANTS OF U.S. PARENT

U.S. Parent hereby covenants and agrees with each of U.S. Investor, Canadian Investor and Credit Risk Bank that until the Completion Date (or such later date as all obligations of U.S. Parent to be performed on or prior to the Completion Date have been satisfied):

Section 7.01.  Corporate Existence.

U.S. Parent shall qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify, individually or in the aggregate, could reasonably be expected to have a material adverse effect on U.S. Parent's ability to perform its obligations under the Transaction Documents to which it is a party.

Section 7.02.  Compliance with Law.

U.S. Parent shall comply with all Governmental Requirements of any Governmental Authority having jurisdiction over it or its property (such compliance to include paying before the same become delinquent all Taxes and assessments imposed upon it or upon any of its property, except to the extent they are the subject of a Good Faith Contest), in each case if the failure to so comply could reasonably be expected, as determined by U.S. Parent, to have a material adverse effect on U.S. Parent's ability to perform its obligations under the Transaction Documents to which it is a party.

Section 7.03.  Authorizations.

U.S. Parent shall obtain, make and keep in full force and effect all Governmental Authorizations and all Governmental Filings with Governmental Authorities necessary for the validity or enforceability of the Transaction Documents to which it is a party.

Section 7.04.  Financial Information.

U.S. Parent will furnish to Canadian Investor and Credit Risk Bank:

(a)  as soon as available and in any event within 95 days (or within fifteen days after such other time period required by the SEC) after the end of each fiscal year of U.S. Parent, its audited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of U.S. Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (Canadian Investor and Credit Risk Bank agree that U.S. Parent's obligations under this paragraph (a) will be satisfied in respect of any fiscal year by delivery to Canadian Investor within 95 days (or within five days of such other time period required by the SEC) after the end of such fiscal year of its annual report for such fiscal year on Form 10-K as filed with the SEC);

(b)  as soon as available and in any event within 50 days (or within fifteen days after such other time period required by the SEC) after the end of each of the first three fiscal quarters of each fiscal year of U.S. Parent (beginning with the fiscal quarter ending on March 31, 2007), its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of U.S. Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes (Canadian Investor and Credit Risk Bank agree that U.S. Parent's obligations under this paragraph (b) will be satisfied in respect of any fiscal quarter by delivering to the Canadian Investor within 50 days (or within five days after such other time period required by the SEC) after the end of such fiscal quarter of its quarterly report for such fiscal quarter on Form 10-Q as filed with the SEC);

(c)  concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of U.S. Parent (i) certifying as to whether a Put Option Early Termination Event (or any event which with the passage of time or the giving of notice or both would constitute a Put Option Early Termination Event) has occurred, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.05, as applicable and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)  concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Put Option Early Termination Event (or any event which with the passage of time or the giving of notice or both would constitute a Put Option Early Termination Event) (which certificate may be limited to the extent required by accounting rules or guidelines);

(e)  within 30 days after the filing for each fiscal year, copies of financial reports of the Significant Subsidiaries prepared in accordance with statutory accounting principles; provided, however, during any period in which any Ratings Downgrade has occurred and is continuing, U.S. Parent shall, within 30 days after the filing for each fiscal quarter following such Ratings Downgrade, furnish to Canadian Investor and Credit Risk Bank copies of financial reports of the Significant Subsidiaries prepared in accordance with statutory accounting principles;

(f)  promptly after the same become publicly available or upon transmission or receipt thereof, (i) copies of all periodic and other reports, proxy statements and other materials filed by U.S. Parent or any Subsidiary thereof with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by U.S. Parent to its shareholders generally, as the case may be, provided that, with respect to materials filed with any national securities exchange, only material filings shall be required to be delivered pursuant to this clause (f) and (ii) upon the request of Canadian Investor, all material reports and other annual statements that U.S. Parent or any Subsidiary thereof may render to or file with any Governmental Authority, including without limitation, the Department of Health and Human Services Office of Inspector General; and

(g)  promptly following any request therefore, such other information regarding the operations, business affairs and financial condition of U.S. Parent or any Subsidiary thereof, or compliance with the terms of this Agreement as Canadian Investor may reasonably request.

Documents required to be delivered pursuant to Sections (a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which U.S. Parent posts such documents, or provides a link thereto on U.S. Parent's website on the Internet at the website address listed in Schedule C; or (ii) on which such documents are posted on U.S. Parent's behalf on an internet or intranet website, if any, to which Canadian Investor has access; provided that: (i) if Canadian Investor so requests, U.S. Parent shall deliver paper copies of such documents to Canadian Investor until a written request to cease delivering paper copies is given by Canadian Investor and (ii) U.S. Parent shall notify Canadian Investor (by telecopier or electronic mail) of the posting of any such documents and provide to the Canadian Investor by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance U.S. Parent shall be required to provide paper copies of the certificates required by Section 7.04(c) to Canadian Investor.

Section 7.05.  Financial Covenants.

U.S. Parent agrees that:

(a)  Consolidated Leverage Ratio.  The Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters shall be less than or equal to 3.00 to 1.00.

(b)  Consolidated Fixed Charge Coverage Ratio .  The Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (calculated as of the end of each fiscal quarter) shall be greater than or equal to 1.50 to 1.00.

Section 7.06.  Subsidiary Indebtedness.

U.S. Parent will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, except:

(a)  Indebtedness existing on the date hereof and set forth in Schedule 7.06 and refinancings, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof beyond the then outstanding principal amount thereof, plus all fees, premiums and interest payable in respect of such Indebtedness or such refinancing, extension, renewal or replacement;

(b)  Indebtedness to U.S. Parent or any other Subsidiary thereof;

(c)  Guarantees of Indebtedness of any other Subsidiary thereof;

(d)  Indebtedness incurred to finance the acquisition, construction, improvement or repair of any fixed or capital asset, including obligations under Capital Leases, mortgage financings, purchase money Indebtedness and any Indebtedness assumed in connection with the acquisition of any such asset or secured by a Lien on any such asset prior to the acquisition thereof, and refinancings, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof beyond the then outstanding principal amount thereof, plus all fees, premiums and interest payable in respect of such Indebtedness or such refinancing, extension, renewal or replacement; provided that (i) such Indebtedness is incurred prior to or within 360 days after such acquisition or the completion of such construction, improvement or repair (or incurred in connection with such refinancing, extension, renewal or replacement) and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $75,000,000 in the aggregate at any time outstanding;

(e)  Indebtedness of any Subsidiary thereof as an account party in respect of trade letters of credit;

(f)  Indebtedness (i) in respect of performance, bid, surety or appeal bonds and completion guarantees provided in the ordinary course of business and (ii) under Swap Contracts entered into to protect against fluctuations in exchange and interest rates and not for speculative purposes;

(g)  the Permitted Financing;

(h)  other Indebtedness in an aggregate principal amount not exceeding $100,000,000 at any time outstanding; and

(i)  to the extent required thereunder, Guarantees of Obligations (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement; provided that obligations of U.S. Parent under the Transaction Documents shall be subject to substantially similar Guarantees on terms reasonably satisfactory to Canadian Investor.

Section 7.07.  Liens.

U.S. Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)  Permitted Liens;

(b)  any Lien on any property or asset of U.S. Parent or any of its Subsidiaries existing on the date hereof and set forth in Schedule 7.07; provided that (i) such Lien shall not apply to any other property or asset of U.S. Parent or any Subsidiary thereof, and (ii) such Lien shall secure only those obligations which it secures on the date hereof and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof beyond the then outstanding principal amount thereof, plus all fees, premiums and interest payable in respect of such Indebtedness or such refinancing, extension, renewal or replacement;

(c)  any Lien existing on any property or asset prior to the acquisition thereof by U.S. Parent or any Subsidiary thereof or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of U.S. Parent or any Subsidiary thereof and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof beyond the then outstanding principal amount thereof, plus all fees, premiums and interest payable in respect of such Indebtedness or such refinancing, extension, renewal or replacement;

(d)  Liens attributable to sale-leaseback transactions and obligations under Capital Leases not otherwise prohibited by this Agreement;

(e)  Liens in favor of U.S. Parent or any Subsidiary thereof;

(f)  Liens on any fixed or capital asset acquired, constructed, repaired or improved by U.S. Parent or any Subsidiary thereof; provided that (i) such Liens secure Indebtedness not prohibited by Section 7.06(d), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction, repair or improvement (or in connection with refinancings, extensions, renewals and replacements thereof permitted under Section 7.06(d)) and (iii) such Liens shall not apply to any other property or assets of U.S. Parent or any other Subsidiary except additions, expansions or accessions thereto and proceeds thereof;

(g)  Liens not otherwise permitted under this Section securing obligations in an aggregate amount not exceeding at any time ten percent (10%) of Consolidated Net Tangible Assets determined as of the end of the immediately preceding fiscal quarter of U.S. Parent for which financial statements have been delivered under Section 7.04 at the time the initial obligation to grant such Lien is entered into;

(h)  to the extent required thereunder, Liens in favor of the administrative agent under the Revolving Credit Agreement with respect to the Obligations (as defined thereunder ); provided that any such Liens shall secure the obligations of U.S. Parent under the Transaction Documents on terms reasonably satisfactory to Canadian Investor;

(i)  Liens arising in connection with the Permitted Financing; and

(j)  any refinancing, extension, renewal or replacement (or successive extensions, renewals or replacements) of Liens, in whole or in part, referred to in clauses (a) through (h) above; provided that any such refinancing, extension, renewal or replacement Lien shall be limited to the property covered by the Lien refinanced, extended, renewed or replaced.

Section 7.08.  Fundamental Changes.

U.S. Parent will not, and will not permit any Subsidiary thereof to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of U.S. Parent and its Subsidiaries (on a consolidated basis), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Put Option Early Termination Event shall have occurred and be continuing and after giving effect to such transaction on a pro forma basis, U.S. Parent shall be in compliance with each of the applicable covenants set forth in Section 7.05 (a) any Person may merge into U.S. Parent in a transaction in which U.S. Parent is the surviving corporation, (b) any Person, including any Affiliate may merge into any Subsidiary of U.S. Parent, (c) any Subsidiary of U.S. Parent or U.S. Parent may sell, transfer, lease or otherwise dispose of its assets to U.S. Parent or to another Subsidiary thereof, (d) any Subsidiary of U.S. Parent may merge into or consolidate with any other person, liquidate or dissolve or U.S. Parent or any Subsidiary thereof may sell, transfer, lease or otherwise dispose of the assets or stock of any Subsidiary of U.S. Parent, if, in each case, U.S. Parent determines in good faith that such merger, consolidation, liquidation, dissolution, sale, transfer, lease or other disposition is in the best interests of Canadian Investor and (e) U.S. Parent may sell, transfer, contribute or otherwise dispose of all or substantially all the assets of a Subsidiary in connection with an investment made pursuant to clause (o) or (p) of the definition of "Permitted Investments" (as defined in the Revolving Credit Agreement) and Section 7.12.

Section 7.09.  Transactions with Affiliates.

U.S. Parent will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) on terms and conditions not less favorable to U.S. Parent or such Subsidiary than could be obtained on an arm's-length basis (considering such transaction and all other related transactions as a whole), (b) transactions between or among U.S. Parent and its Subsidiaries or between or among its Subsidiaries or (c) as otherwise permitted by this Agreement.

Section 7.10.  Restrictive Agreements.

U.S. Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon: (a) the ability of any such Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or (b) the ability of any such Subsidiary to make or repay loans or advances to U.S. Parent or any other such Subsidiary; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law, rule, regulation or regulatory administrative agreement or determination (including those imposed by HMO Regulations and Insurance Regulations) or by this Agreement, (ii) restrictions and conditions existing on the date hereof identified on Schedule 7.10 and all refinancings, extensions, renewals and replacements thereof, (iii) restrictions and conditions contained in agreements entered into in the ordinary course of business of U.S. Parent and its Subsidiaries; provided that such restrictions and conditions are not materially more restrictive as a whole than those imposed by HMO Regulations and Insurance Regulations or those identified on Schedule 7.10, (iv) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) any Lien permitted under Section 7.07 (including the assets or property subject to such Lien), (vi) restrictions contained in documents or agreements evidencing Indebtedness or Liens incurred by U.S. Parent or any Subsidiary of U.S. Parent which is outstanding on the Closing Date and restrictions contained in documents evidencing any replacement, refinancing, renewal or extension thereof (provided such restrictions contained in documents evidencing any replacement, refinancing, renewal or extension are not materially more restrictive than those in effect on the Closing Date), (vii) restrictions binding on a Person at the time such Subsidiary becomes a Subsidiary of U.S. Parent, so long as such restrictions were not entered into in contemplation of such Person becoming a Subsidiary, (viii) restrictions arising in connection with the Permitted Financing, (ix) restrictions binding on joint ventures or the equity interests in joint ventures and (x) restrictions preventing the assignment or transfer of licenses, leases or other contracts.

Section 7.11.  Nature of Business.

U.S. Parent will not, and will not permit it and any of its Significant Subsidiaries, taken as a whole to, substantially alter the character of the business conducted by U.S. Parent and its Significant Subsidiaries, taken as a whole, as of the Closing Date.

Section 7.12.  Advances, Investments and Loans.

U.S. Parent will not, and will not permit any of its Subsidiaries to, make an Investment in any Person except for Permitted Investments (as defined in the Revolving Credit Agreement).

Section 7.13.  Restricted Payments.

U.S. Parent will not, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of capital stock of such Person, (b) to make dividends or other distributions payable to U.S. Parent (directly or indirectly through Subsidiaries) and ratably to minority holders of Capital Stock of a Subsidiary of U.S. Parent or to make dividends or other distributions payable to a Subsidiary of U.S. Parent by another Subsidiary of U.S. Parent (and ratably to other shareholders or minority holders of Capital Stock of a Subsidiary), (c) Restricted Payments constituting Investments in a Subsidiary of U.S. Parent or otherwise payable to U.S. Parent or a Subsidiary thereof or constituting redemptions or repurchases of Capital Stock of a Subsidiary, (d) Restricted Payments constituting payments made in respect of Indebtedness convertible into Capital Stock, conversions of convertible Indebtedness into Capital Stock and payments in respect of fractional shares arising in connection with such conversions, (e) payments in respect of fractional shares in connection with any dividend, split or combination or any exercise of warrants or options, (f) repurchases of Capital Stock deemed to occur upon exercise of options or warrants or other rights to acquire Capital Stock in connection with ‘cashless” exercises or where such Capital Stock constitutes all or a portion of the exercise price, (g) to the extent such Restricted Payments are in an amount equal to the sum of the proceeds received by U.S. Parent from the exercise of stock options held by employees, management or directors of U.S. Parent, plus any tax benefit to U.S. Parent related to such exercise, (h) other Restricted Payments to the extent that (i) no Put Option Early Termination Event (or event which, with the giving of notice or the lapse of time, or both, would constitute a Put Option Early Termination Event) has occurred and is continuing or would result from such action and (ii) the Consolidated Pro Forma Leverage Ratio as of such date (A) is less than or equal to 1.50 to 1.0, in which case the aggregate amount of such Restricted Payments shall be unlimited, (B) is greater than 1.50 to 1.0, but less than or equal to 2.25 to 1.0, in which case the aggregate amount of such Restricted Payments shall be unlimited to the extent that immediately prior to and after giving effect to any such Restricted Payment U.S. Parent shall have unutilized Commitments under the Revolving Credit Agreement in an amount not less than $250,000,000 or (C) is greater than 2.25 to 1.0 in which case the aggregate amount of such Restricted Payments pursuant to this clause (C) shall not exceed $100,000,000 for any consecutive four quarter period (exclusive of Restricted Payments made pursuant to other provisions of this Section 7.13 other than clause (C)) to the extent that prior to and after giving effect to any such Restricted Payment, U.S. Parent shall have unutilized Commitments under the Revolving Credit Agreement in an amount not less than $250,000,000; provided, however, notwithstanding clause (ii) above, the aggregate amount of such Restricted Payments shall be unlimited to the extent that U.S. Parent has two Investment Grade Ratings, and (i) distributions and redemptions made in accordance with the Partnership Agreement.

Section 7.14.  Minimum Availability.

U.S. Parent shall not permit the excess of the Aggregate Commitments over the Total Outstanding (each as defined in the Revolving Credit Agreement) as of any date of determination to be less than the Special Capital Distribution as of such date of determination (calculated in accordance with Section 5.3(a)(y) of the Partnership Agreement).

Section 7.15.  Compliance with Nonconsolidation Opinions.

U.S. Parent shall comply with and cause to be true and correct (and shall cause its direct and indirect subsidiaries, as applicable, to comply with and cause to be true and correct) each of the numbered assumptions of fact contained in the sections captioned "Assumptions of Fact" of the substantive nonconsolidation opinions of Skadden, Arps, Slate, Meagher & Flom LLP dated as of the Closing Date.

ARTICLE VIII

COVENANTS OF CANADIAN INVESTOR

Canadian Investor hereby covenants and agrees with each of U.S. Investor, U.S. Parent and Credit Risk Bank that until the Completion Date (or until such later date as all obligations of Canadian Investor to be performed on or prior to the Completion Date have been satisfied):

Section 8.01.  Corporate Existence.

Subject to Canadian Investor's rights under Section 8.06, Canadian Investor shall maintain its existence as a corporation in good standing and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Canadian Investor's ability to perform its obligations under the Transaction Documents.

Section 8.02.  Compliance with Law.

Canadian Investor shall comply with all Governmental Requirements of any Governmental Authority having jurisdiction over it or its property (such compliance to include paying before the same become delinquent all Taxes and assessments imposed upon it or upon any of its property, except to the extent they are the subject of a Good Faith Contest), in each case if the failure to so comply could reasonably be expected, as determined by Canadian Investor, to have a material adverse effect on Canadian Investor's ability to perform its obligations under the Transaction Documents.

Section 8.03.  Authorizations.

Canadian Investor shall obtain, make and keep in full force and effect all Governmental Authorizations and all Governmental Filings with Governmental Authorities required for the validity or enforceability of any of the Transaction Documents against it.

Section 8.04.  Compliance with Transaction Documents.

Canadian Investor shall comply with its covenants under, and timely perform its obligations in, the Transaction Documents.

Section 8.05.  Notice of Call Option Early Termination Event.

Canadian Investor shall deliver to U.S. Investor and Credit Risk Bank, immediately upon Canadian Investor learning of any Call Option Early Termination Event, a certificate of a Responsible Officer of Canadian Investor stating that such certificate is a "Notice of Call Option

Early Termination Event" and setting forth the details thereof and, (in the case of a Call Option Event described in Article IV(a), (b), (c) or (d) of the Call Option Agreement (to the extent relating to Canadian Investor)) the action which Canadian Investor is taking or proposes to take to cure such event.

Section 8.06.  Merger.

Canadian Investor shall not enter into any merger, consolidation, share exchange or similar transaction or sell or otherwise dispose of all or substantially all of its assets to any Person unless (1) the succeeding entity is an Affiliate of Canadian Parent which is not licensed as a bank or registered as a bank in any jurisdiction or that accepts deposits from unrelated parties, offers trustee services, or a conduit or nominee for any entity licensed as a bank, (2) the succeeding entity (x) irrevocably and unconditionally assumes (unless such assumption is effected by operation of law) all obligations of Canadian Investor under the Transaction Documents pursuant to an agreement executed and delivered to U.S. Investor and Credit Risk Bank and (y) delivers an opinion to U.S. Investor and Credit Risk Bank as to the due authorization, execution and delivery of any such agreement, in each case, in form and substance reasonably satisfactory to U.S. Investor and Credit Risk Bank and (3) such merger, consolidation, share exchange, similar transaction, sale or disposal will not result in a Put Option Event or a Call Option Early Termination Event.

ARTICLE IX

COVENANTS OF CREDIT RISK BANK

Credit Risk Bank hereby covenants and agrees with each of U.S. Investor, U.S. Parent and Canadian Investor that until the Completion Date (or until such later date as all obligations of Credit Risk Bank to be performed on or prior to the Completion Date have been satisfied):

Section 9.01.  Existence.

Subject to Credit Risk Bank's rights under Section 9.05, Credit Risk Bank shall maintain its existence as a public company (naamloze vennootschap) and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Credit Risk Bank's ability to perform its obligations under the Transaction Documents.

Section 9.02.  Compliance with Law.

Credit Risk Bank shall comply with all Governmental Requirements of any Governmental Authority having jurisdiction over it or its property (such compliance to include paying before the same become delinquent all Taxes and assessments imposed upon it or upon any of its property, except to the extent they are the subject of a Good Faith Contest), in each case if the failure to so comply could reasonably be expected, as determined by Credit Risk

Bank, to have a material adverse effect on Credit Risk Bank's ability to perform its obligations under the Transaction Documents.

Section 9.03.  Authorizations.

Credit Risk Bank shall obtain, make and keep in full force and effect all material Governmental Authorizations and all Governmental Filings with Governmental Authorities required for the validity or enforceability of any of the Transaction Documents against it.

Section 9.04.  Compliance with Transaction Documents.

Credit Risk Bank shall comply with its covenants under, and timely perform its obligations in, the Transaction Documents.

Section 9.05.  Merger.

Credit Risk Bank shall not enter into any merger (fusie), consolidation, share exchange or similar transaction or sell or otherwise dispose of (including by way of demerger (splitsing)) all or substantially all of its assets to any Person unless the succeeding entity irrevocably and unconditionally assumes all obligations of Credit Risk Bank under the Transaction Documents and (x) unless such assumption is effected by operation of law, delivers an agreement effecting such assumption to U.S. Investor and Canadian Investor and (y) delivers an opinion to U.S. Investor and Canadian Investor as to the effectiveness of any such assumption, in each case, in form and substance reasonably satisfactory to U.S. Investor and Canadian Investor.

ARTICLE X

CONDITIONS PRECEDENT OF U.S. INVESTOR

The obligation of U.S. Investor to perform its obligations under the Transaction Documents on the Closing Date is subject to the satisfaction (or written waiver by U.S. Investor) of each of the following conditions by or on the Closing Date:

Section 10.01.  Representations and Warranties; Compliance with Undertakings.

(i) The representations and warranties of each of Canadian Investor, Canadian Parent and Credit Risk Bank contained in the Transaction Documents shall be true and correct in all material respects as of the Closing Date and (ii) each of Canadian Investor, Canadian Parent and Credit Risk Bank shall have performed and complied in all material respects with all covenants, undertakings and agreements required by any Transaction Document to be performed or complied with by each of Canadian Investor, Canadian Parent and Credit Risk Bank prior to or on the Closing Date.

Section 10.02.  Compliance with Law; Litigation.

No Governmental Requirement of any Governmental Authority of competent jurisdiction shall be in effect which prohibits or invalidates the consummation of the transactions contemplated by the Transaction Documents, and no litigation or proceeding seeking damages from U.S. Investor or any Affiliate thereof if the transactions contemplated by the Transaction Documents are consummated, shall be pending or overtly threatened.

Section 10.03.  Legal Opinions.

U.S. Investor shall have received opinions dated the Closing Date, in form and substance reasonably satisfactory to U.S. Investor, of (i) internal and external counsel to Canadian Investor and Canadian Parent, (ii) Dewey & LeBoeuf LLP, special New York counsel to Canadian Investor and Canadian Parent, (iii) Allen & Overy, special New York counsel to Credit Risk Bank, (iv) internal counsel to Credit Risk Bank and (v) Potter Anderson & Corroon LLP, special Delaware counsel to Canadian Investor.

Section 10.04.  Executed Agreements.

U.S. Investor shall have been delivered a copy of each Transaction Document, each duly executed by or on behalf of the respective parties thereto (other than U.S. Investor or an Affiliate thereof) and each such Transaction Document shall be in full force and effect.

Section 10.05.  Resolutions; Secretary's Certificates; U.S. Tax Forms.

(a)  Canadian Investor shall have delivered to U.S. Investor (A) copies of resolutions by which the corporate action on the part of Canadian Investor necessary to approve the applicable Transaction Documents and the transactions contemplated thereby was taken, (B) a certificate of the secretary or an assistant secretary or director of Canadian Investor dated the Closing Date certifying (i) that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and are in full force and effect, (ii) the signature and office of each officer executing each Transaction Document executed by or on behalf of Canadian Investor and (iii) that attached thereto are true and complete copies of each Organizational Document of Canadian Investor and that such Organizational Documents constitute the only instruments and agreements under which Canadian Investor is organized or operating and (C) a certificate of compliance dated as of a recent date for Canadian Investor issued by Industry Canada.

(b)  Credit Risk Bank shall have delivered to U.S. Investor (A) copies of the excerpt from the Trade Register and the articles of association (Statuten) of Credit Risk Bank, (B) the procuration regulation (procuratie regeling) of Credit Risk Bank which includes the signature of those authorized to execute each Transaction Document dated as of a recent date and (C) a certificate of internal counsel to Credit Risk Bank certifying that such copies of the excerpt from the Trade Register and the articles of association (Statuten) and the procuration regulation are true, correct and complete copies.

(c)  Canadian Investor shall have delivered to U.S. Investor an IRS Form W-8BEN (or any successor form thereto), including its United States taxpayer identification number and stating that Canadian Investor is a foreign person, is the beneficial owner of any payments made to it pursuant to the Transaction Documents, is a qualified resident of Canada for purposes of the income tax treaty between Canada and the United States and satisfies any limitation on benefits provision of that treaty.

Section 10.06.  Approvals; Evidence Thereof.

(a)  U.S. Investor and each applicable Affiliate thereof shall have received each and every necessary Governmental Authorization required to be obtained by U.S. Investor and each such Affiliate from any Governmental Authority in connection with the transactions contemplated by the Transaction Documents and the consummation thereof, which shall be in full force and effect.

(b)  Each of Canadian Investor, Canadian Parent and Credit Risk Bank shall have received each and every necessary Governmental Authorization required to be obtained by each of Canadian Investor, Canadian Parent and Credit Risk Bank from any Governmental Authority in connection with the transactions contemplated by the Transaction Documents and the consummation thereof (including the execution and delivery of the Transaction Documents and the transactions contemplated thereby), which shall be in full force and effect.

Section 10.07.  Compliance with Transaction Documents.

Any action or undertaking required to be taken on or before the Closing Date under the terms of the Transaction Documents by Canadian Investor or Credit Risk Bank shall have been taken.

Section 10.08.  Perfection of Security Interests.

All actions or undertakings necessary to establish, preserve, protect and perfect the various security interests granted pursuant to the Transaction Documents shall have been taken.

ARTICLE XI

CONDITIONS PRECEDENT OF CANADIAN INVESTOR

The obligation of Canadian Investor to perform its obligations under the Transaction Documents on the Closing Date is subject to the satisfaction (or written waiver by Canadian Investor) of each of the following conditions by or on the Closing Date:

Section 11.01.  Representation and Warranties; Compliance with Undertakings.

(i) The representations and warranties of each of U.S. Investor, U.S. Parent and Credit Risk Bank contained in the Transaction Documents shall be true and correct in all material respects as of the Closing Date and (ii) each of U.S. Investor, U.S. Parent and Credit Risk Bank shall have performed and complied in all material respects with all covenants, undertakings and agreements required by any Transaction Document to be performed or complied with by each of U.S. Investor, U.S. Parent and Credit Risk Bank prior to or on the Closing Date.

Section 11.02.  Compliance with Law; Litigation.

No Governmental Requirement of any Governmental Authority of competent jurisdiction shall be in effect which prohibits or invalidates the consummation of the transactions contemplated by the Transaction Documents, and no litigation or proceeding seeking damages from Canadian Investor or an Affiliate thereof if the transactions contemplated by the Transaction Documents are consummated, shall be pending or overtly threatened.

Section 11.03.  Legal Opinions.

Canadian Investor shall have received opinions dated the Closing Date, in form and substance reasonably satisfactory to Canadian Investor, of (i) external counsel to U.S. Investor, U.S. Parent and the Partnership, (ii) internal counsel to U.S. Parent, (iii) Potter Anderson & Corroon LLP, special Delaware counsel to Canadian Investor, (iv) Allen & Overy, special New York counsel to Credit Risk Bank, (v) internal counsel to Credit Risk Bank, (vi) NautaDutilh, special Dutch counsel to Canadian Investor and (vii) Stikeman Elliott LLP, special Canadian counsel to Canadian Investor.

Section 11.04.  Executed Agreements.

Canadian Investor shall have been delivered a copy of each Transaction Document, each duly executed by or on behalf of the respective parties thereto (other than Canadian Investor or an Affiliate thereof) and each such Transaction Document shall be in full force and effect.

Section 11.05.  Resolutions; Secretary's Certificates.

(a)  U.S. Investor and U.S. Parent shall have delivered to Canadian Investor (A) copies of resolutions by which the corporate action on the part of U.S. Investor and U.S. Parent necessary to approve the applicable Transaction Documents and the transactions contemplated thereby was taken, (B) a certificate of the secretary or an assistant secretary of U.S. Investor and U.S. Parent dated the Closing Date certifying (i) that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and are in full force and effect, (ii) the signature and office of each officer executing each Transaction Document executed by or on behalf of U.S. Investor and U.S. Parent and (iii) that attached thereto are true and complete copies of each Organizational Document of U.S. Investor and U.S. Parent and that such Organizational Documents constitute the only instruments and agreements under which each of U.S. Investor and U.S. Parent is organized or operating and (C) a long form good standing certificate dated as of a recent date for each of U.S. Investor and U.S. Parent and the Partnership issued by the Secretary of State of the state of Delaware, and, with respect to the Partnership, the certificate of limited partnership with respect thereto.

(b)  Credit Risk Bank shall have delivered to Canadian Investor (A) copies of the excerpt from the Trade Register and the articles of association (Statuten) of Credit Risk Bank, (B) the procuration regulation (procuratie regeling) of Credit Risk Bank which includes the signature of those authorized to execute each Transaction Document dated as of recent date and (C) a certificate of internal counsel to Credit Risk Bank certifying that such copies of the excerpt from the Trade Register, articles of association (Statuten) and the procuration regulation are true, correct and complete copies.

Section 11.06.  Approvals; Evidence Thereof.

(a)  Canadian Investor and each applicable Affiliate thereof shall have received each and every necessary Governmental Authorization required to be obtained by Canadian Investor and each such Affiliate from any Governmental Authority in connection with the transactions contemplated by the Transaction Documents and the consummation thereof, which shall be in full force and effect.

(b)  Each of U.S. Parent, U.S. Investor, the Partnership and Credit Risk Bank shall have received each and every necessary Governmental Authorization required to be obtained by each of U.S. Parent, U.S. Investor, the Partnership and Credit Risk Bank from any Governmental Authority in connection with the transactions contemplated by the Transaction Documents and the consummation thereof (including the execution and delivery of the Transaction Documents and the transactions contemplated thereby), which shall be in full force and effect.

Section 11.07.  Compliance with Transaction Documents.

Any action or undertaking required to be taken on or before the Closing Date under the terms of the Transaction Documents by U.S. Investor or Credit Risk Bank shall have been taken.

Section 11.08.  Perfection of Security Interests.

All actions or undertakings necessary to establish, preserve, protect and perfect the various security interests granted pursuant to the Transaction Documents shall have been taken.

ARTICLE XII

CONDITIONS PRECEDENT OF CREDIT RISK BANK

The obligation of Credit Risk Bank to perform all of its obligations on the Closing Date under the Transaction Documents to which it is a party is subject to the satisfaction (or written waiver by Credit Risk Bank) of each of the following conditions by or on the Closing Date:

Section 12.01.  Representation and Warranties; Compliance with Undertakings.

(i) The representations and warranties of each of U.S. Investor, U.S. Parent, Canadian Parent and Canadian Investor contained in the Transaction Documents shall be true and correct in all material respects as of the  Closing Date and (ii) each of U.S. Investor, U.S. Parent, Canadian Parent and Canadian Investor shall have performed and complied in all material respects with all covenants, undertakings and agreements required by any Transaction Document to be performed or complied with by each of U.S. Investor, U.S. Parent, Canadian Parent and Canadian Investor prior to or on the Closing Date.

Section 12.02.  Compliance with Law; Litigation.

No Governmental Requirement of any Governmental Authority of competent jurisdiction shall be in effect which prohibits or invalidates the consummation of the transactions contemplated by the Transaction Documents, and no litigation or proceeding seeking damages from Credit Risk Bank or an Affiliate thereof if the transactions contemplated by the Transaction Documents are consummated, shall be pending or overtly threatened.

Section 12.03.  Legal Opinions.

Credit Risk Bank shall have received:  (a) opinions dated the Closing Date, in form and substance reasonably satisfactory to Credit Risk Bank, of (i) external counsel to U.S. Investor, U.S. Parent and the Partnership, (ii) internal counsel to U.S. Parent, (iii) internal counsel to Canadian Investor and Canadian Parent, (iv) Dewey & Leboeuf LLP, special New York counsel to Canadian Investor and Canadian Parent, (v) Potter Anderson & Corroon LLP, special Delaware counsel to Canadian Investor and (vi) Stikeman Elliott LLP, special Canadian counsel to Canadian Investor; and (b) a non-consolidation opinion, dated the Closing Date, in form and substance reasonably satisfactory to Credit Risk Bank, of external counsel to U.S. Investor.

Section 12.04.  Executed Agreements.

Credit Risk Bank shall have been delivered a copy of each Transaction Document (other than the Swap Agreement), each duly executed by or on behalf of the respective parties thereto (other than Credit Risk Bank) and each such Transaction Document shall be in full force and effect.

Section 12.05.  Resolutions; Secretary's Certificates.

U.S. Investor, U.S. Parent and Canadian Investor each shall have delivered to Credit Risk Bank (A) copies of resolutions by which the corporate action on the part of each of U.S. Investor, U.S. Parent and Canadian Investor necessary to approve the applicable Transaction Documents and the transactions contemplated thereby was taken, (B) a certificate of the secretary or an assistant secretary or director of each of U.S. Investor, U.S. Parent and Canadian Investor each dated the Closing Date certifying (i) that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and are in full force and effect, (ii) the signature and office of each officer executing each Transaction Document executed by or on behalf of each of U.S. Investor, U.S. Parent and Canadian Investor and (iii) that attached thereto are true and complete copies of each Organizational Document of each of U.S. Investor, U.S. Parent and Canadian Investor, as the case may be, and that such Organizational Documents constitute the only instruments and agreements under which each of U.S. Investor, U.S. Parent and Canadian Investor is organized or operating and (C) a long form good standing certificate dated as of a recent date for each of U.S. Investor, U.S. Parent and the Partnership issued by the Secretary of State of the state of Delaware, a certificate of compliance dated as of a recent date for Canadian Investor issued by

Industry Canada and, with respect to the Partnership, the certificate of limited partnership with respect thereto.

Section 12.06.  Approvals; Evidence Thereof.

(a)  Credit Risk Bank shall have received each and every necessary Governmental Authorization required to be obtained by Credit Risk Bank from any Governmental Authority in connection with the transactions contemplated by the Transaction Documents and the consummation thereof, which shall be in full force and effect.

(b)  Each of U.S. Investor, U.S. Parent, the Partnership, Canadian Parent and Canadian Investor shall have received each and every necessary Governmental Authorization required to be obtained by each of U.S. Investor, U.S. Parent,  the Partnership, Canadian Parent or Canadian Investor from any Governmental Authority in connection with the transactions contemplated by the Transaction Documents and the consummation thereof (including the execution and delivery of the Transaction Documents and the transactions contemplated thereby), which shall be in full force and effect.

Section 12.07.  Compliance with Transaction Documents.

Any action or undertaking required to be taken on or before the Closing Date under the terms of the Transaction Documents by U.S. Investor or Canadian Investor shall have been taken.

Section 12.08.  Perfection of Security Interests.

All actions or undertakings necessary to establish, preserve, protect and perfect the various security interests granted pursuant to the Transaction Documents shall have been taken.

Section 12.09.  Know Your Customer Deliverables.

Each of U.S. Parent, U.S. Investor, Canadian Investor and the Partnership shall have delivered the following “know-your-customer” information:

(a)  certified copies of the Articles of Incorporation/Certificate of Formation/Certificate of the Limited Partnership and other constitutive documents;

(b)  certified copies of the passports of the Responsible Officers who will be executing the various Transaction Documents;

(c)  an ownership chart showing the immediate and ultimate parent companies of each entity;

(d)  excerpts from the relevant commercial register for each entity; and

(e)     copies of the list of Responsible Officers for each entity, including specimen signatures.

ARTICLE XIII

ACKNOWLEDGMENTS

Each of Canadian Investor, Credit Risk Bank, U.S. Parent and U.S. Investor understands, agrees and acknowledges the following:

(a)  it has sufficient knowledge, experience and professional advice to make its own evaluation of the merits and risks of investment in the General Partnership Interest and/or the Class A Limited Partnership Interest, as the case may be, and the merits and risks of the Transaction Documents (except to the extent otherwise specified herein) and is not relying, in any respect, on the views or advice of the Partnership or the other parties hereto or any Affiliate thereof;

(b)  none of the parties hereto and any of such party's Affiliates shall be treated or regarded as its agent for the purposes of the Transaction Documents;

(c)  without limiting any legal opinions delivered pursuant to, or any representations, warranties, covenants or undertakings contained in, any Transaction Document, it has not relied and will not at any time rely in any respect on the views, advice or opinions of the Partnership or the other parties hereto or any Affiliate thereof in relation to any Tax, accounting or regulatory matters including, without limitation, any Governmental Requirements; and

(d)  the Class A Limited Partnership Interest (including the related rights under the Transaction Documents) has not been and will not be registered under the Securities Act and the Class A Limited Partnership Interest may not be offered or sold except pursuant to an available exemption from the registration requirements of, and that it will not offer or sell the Class A Limited Partnership Interest in violation of, the Securities Act or any other applicable law governing the issuance of securities (and in all cases in accordance with the provisions of the Partnership Agreement).

ARTICLE XIV

PAYMENTS AND SET-OFF

Section 14.01.  Payment Mechanics.

All payments to be made under this Agreement and the other Transaction Documents shall be made without set off (except to the extent expressly set forth in any Transaction Document) in US$ in immediately available funds, for value on the due date, and to an account previously specified in writing by the recipient.  Notwithstanding the foregoing, payment of the Put Option Price and the Repurchase Price may be made as set forth in Section 2.03 of the Put Option Agreement and Section 2.03 of the Call Option Agreement.

Section 14.02.  Business Day.

If any payment under any Transaction Document falls due on a date which would not otherwise be a Business Day, payment shall be due on the next following Business Day unless such day falls into the following calendar month in which case it shall fall due on the immediately preceding Business Day.

ARTICLE XV

ASSIGNMENT

Section 15.01.  Assignment.

(a)  Except for such assignments, sales, transfers, pledges, redemptions and other dispositions expressly contemplated by the Transaction Documents, Canadian Investor may not assign, sell, transfer or otherwise dispose of all or any of the Class A Limited Partnership Interest held by it (or any beneficial interest therein) and no party hereof may assign, sell, transfer or otherwise dispose of all or any part of its rights and obligations under any of the Transaction Documents (other than, with respect to U.S. Investor, U.S. Parent, Canadian Investor and Credit Risk Bank, a transfer in connection with a transaction permitted by Section 6.06, Section 7.08, Section 8.06 and Section 9.05, respectively) unless the other parties hereto, in their sole discretion, shall have consented in writing thereto.

(b)  The Partnership hereby consents to any transfer, assignment or pledge of the Class A Limited Partnership Interest specifically contemplated by the Transaction Documents.

(c)  Each of the parties hereto acknowledges that it has received a copy of, and consents to, the terms and conditions of the Security Documents.

(d)  The Partnership hereby agrees that all Distributions and other amounts payable under the Partnership Agreement to the Class A Limited Partner (other than items comprising Pledged Collateral (as defined in the Security and Pledge Agreement (Canadian Investor-U.S. Investor)) shall be paid to the Class A Limited Partner and all Distributions and other amounts payable under the Partnership Agreement to the Class A Limited Partner comprising Pledged Collateral shall be paid to U.S. Investor.

(e)  The Partnership hereby agrees that, following an Event of Default (as defined in the Security and Pledge Agreement (Canadian Investor-U.S. Investor), U.S. Investor shall be entitled to give all notices under the Security and Pledge Agreement (Canadian Investor-U.S. Investor) with the same effect as any notice that Canadian Investor is entitled to give thereunder, and, to the extent U.S. Investor elects to give such notices, Canadian Investor shall have no right to give such notices.

Section 15.02.  Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective successors and transferees pursuant to Section 15.01.

ARTICLE XVI

NOTICES

Any notice, request, demand or other communication under this Agreement or any other Transaction Documents shall be in writing or by facsimile transmission (provided that in the case of facsimile transmission it shall be confirmed in writing simultaneously dispatched) addressed to the relevant party for the attention of the appropriate person and once given or made shall (except as otherwise specified herein) be irrevocable. Without prejudice to any other effective mode of service, the same shall be deemed to have been sufficiently served:

in the case of notice to Canadian Investor if sent to it at:

Lodgemore Holdings Inc.
3300, 421-7th Avenue S.W.
Calgary, Alberta, Canada
T2P 4K9
Attn:  Raj Kandoi or Betty DeSouza
Phone:  +1-416-933-1522
Fax:  +1-416-350-5529

with a copy to:

[intentionally omitted]

In the case of a notice to U.S. Parent if sent to it c/o:

Health Net, Inc.
21650 Oxnard Street
Woodland Hills, CA  91367
Attention:  General Counsel
Tel:  (818) 676-6000
Fax:  (818) 676-7503

or to such other address and/or marked for the attention of such other person as U.S. Parent may from time to time notify in writing to the parties hereto;

in the case of a notice to U.S. Investor if sent to it c/o:

Health Net Funding, Inc.
c/o Health Net, Inc.

21650 Oxnard Street
Woodland Hills, CA  91367
Attention:  General Counsel
Tel:  (818) 676-6000
Fax:  (818) 676-7503

with a copy to:

Health Net, Inc.
21650 Oxnard Street
Woodland Hills, CA  91367
Attention:  General Counsel
Tel:  (818) 676-6000
Fax:  (818) 676-7503

or to such other address and/or marked for the attention of such other person as U.S. Investor may from time to time notify in writing to the parties hereto;

in the case of a notice to the Partnership if sent to it c/o:

Health Net Financing, L.P.
c/o Health Net, Inc.
21650 Oxnard Street
Woodland Hills, CA  91367
Attention:  General Counsel
Tel:  (818) 676-6000
Fax:  (818) 676-7503

with a copy to:

Health Net, Inc.
21650 Oxnard Street
Woodland Hills, CA  91367
Attention:  General Counsel
Tel:  (818) 676-6000
Fax:  (818) 676-7503

or to such other address and/or marked for the attention of such other person as the Partnership may from time to time notify in writing to the other parties hereto;

in the case of a notice to Credit Risk Bank if sent to it at:

ING Bank N.V.
Structured Finance / Financial Engineering
Bijlmerplein 888
Location code AMP E06 007
1102 MG Amsterdam

The Netherlands
Attn: Mohammed Zemouri / Beatrice Petit
Fax: +31.20.565.8206

or to such other address and/or marked for the attention of such other person as Credit Risk Bank may from time to time notify in writing to the other parties hereto; and

any facsimile transmission (in respect of which sender obtains a facsimile transmission report indicating successful transmission or receipt has been acknowledged by telephone or facsimile transmission) shall be deemed to have been received at the time of dispatch provided that dispatch occurred between 9.00 a.m. and 5.00 p.m. on a Business Day in the place of receipt of the relevant notice, failing which it shall be deemed to have been received if dispatched prior to 9.00 a.m. on a Business Day at the commencement of business on that Business Day, and if dispatched after 5.00 p.m. on a Business Day or at any time on a day that is not a Business Day, at the commencement of business on the next Business Day in the place of receipt of the relevant notice. A written notice other than a fax shall be treated as received when actually received (without reference to time of receipt of any copies, provided such copies have been sent).

Each party hereto agrees that it shall provide a copy of any notice delivered to any other party under any Transaction Document to each other party hereto.

ARTICLE XVII

REPLACEMENT OF CREDIT RISK BANK

Section 17.01.  Voluntary Election to Replace Credit Risk Bank.

Each of U.S. Investor and Canadian Investor may at any time (with the consent of the other party, provided that, (x) if a Credit Risk Bank Acceleration Event has occurred and is continuing or if the long-term senior unsecured debt obligations of Credit Risk Bank shall cease to be rated by both Moody's and S&P or if such rating shall cease to be at least A3 or A-, respectively, no such consent shall be required, and (y) if an Event of Default is continuing under the Security and Pledge Agreement (Credit Risk Bank-Canadian Investor) or if the Lien thereof shall fail to constitute a first priority security interest in the Pledged Collateral (as defined in the Security and Pledge Agreement (Credit Risk Bank-Canadian Investor), the consent of U.S. Investor shall not be required), including during the continuance of a Credit Risk Bank Acceleration Event, elect to replace Credit Risk Bank with, and Credit Risk Bank shall agree to be replaced by, another bank acceptable to U.S. Investor and Canadian Investor (such bank, a "Replacement Credit Risk Bank").  If U.S. Investor or Canadian Investor wishes to make such election, it shall provide notice thereof to the other party.  Promptly after receipt of such notice, U.S. Investor and Canadian Investor shall agree as to the selection of the Replacement Credit Risk Bank and promptly thereafter shall jointly provide notice of such election to Credit Risk Bank no less than 5 days prior to the proposed replacement date (the date such replacement is effected, the "Replacement Date").  Each of U.S. Investor and Canadian Investor agrees not to unreasonably object to a Replacement Credit Risk Bank proposed by either party to the other party.  On the Replacement Date, Credit Risk Bank shall (pursuant to an assignment and assumption agreement, in form and substance reasonably acceptable to the parties hereto) assign to the Replacement Credit Risk Bank all of Credit Risk Bank's right, title and interest in and to the Option Collateral Fixed Rate Deposit, the Option Collateral Fixed Rate CD Agreement and each other Transaction Document to which Credit Risk Bank is a party (the "Transferred Rights and Documents"), and Replacement Credit Risk Bank shall assume from Credit Risk Bank all of the Transferred Rights and Documents from Credit Risk Bank and shall agree to be bound by all of the provisions of the Transferred Rights and Documents binding on Credit Risk Bank, in each case from and after the Replacement Date.  Credit Risk Bank hereby acknowledges that it shall have no right to object to its being replaced.

Section 17.02.  Credit Risk Bank Acceleration Event.

Upon the occurrence of a Credit Risk Bank Acceleration Event, Credit Risk Bank shall provide prompt written notice thereof to the other parties hereto, and at any time following such occurrence may elect to deliver a Credit Risk Bank Early Termination Notice which shall be deemed to be a Put Option Notice as provided in Section 2.02(b) of the Put Option Agreement.  Credit Risk Bank agrees that it will, if requested by U.S. Investor or Canadian Investor, take such steps as it, in its absolute discretion, deems appropriate to designate a different Lending Office (which Lending Office shall be reasonably satisfactory to Canadian Investor and U.S. Investor) if such designation may avoid such Credit Risk Bank Acceleration Event and will not, in the reasonable opinion of Credit Risk Bank, result in any economic, legal, operational or regulatory disadvantage to Credit Risk Bank, and under those circumstances it may revoke by written notice any Credit Risk Bank Early Termination Notice delivered pursuant to the previous sentence.  If Credit Risk Bank is unable or unwilling so to avoid such Credit Risk Bank Acceleration Event through the designation of a different Lending Office, Credit Risk Bank shall so notify U.S. Investor and Canadian Investor; provided that failure to give such notice shall not render ineffective or otherwise interfere with any Credit Risk Bank Early Termination Notice delivered and not revoked pursuant to this Section 17.02.

ARTICLE XVIII

MISCELLANEOUS

Section 18.01.  Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 18.02.  Further Assurances.

Each of the parties hereto (other than Credit Risk Bank) agrees to cooperate and take such further action and to execute and deliver such additional instruments and documents as any other party hereto may from time to time reasonably request for the purposes of giving effect to the terms of this Agreement or any other Transaction Document at the cost of the requesting party.

Section 18.03.  Amendments.

This Agreement may only be amended or varied with the consent in writing of each of the parties hereto and no party hereto shall have any right (whether contractual, in common law or in equity) to rely on an amendment to or variation of this Agreement unless such amendment or variation has been so consented to.

Section 18.04.  Governing Law.

THIS AGREEMENT IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS WITH THE EXCEPTION OF SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK.

Section 18.05.  Submission to Jurisdiction and Service of Process.

(a)  Each of the parties irrevocably agrees that the United States District Court for the Southern District of New York, and to the extent such court does not have jurisdiction, the competent court of the State of New York in Manhattan, are to have non-exclusive in personam jurisdiction to settle any disputes which may arise out of or in connection with any Transaction Document and that accordingly any actions, suits, litigation or proceedings (any of the foregoing, a "Proceeding") arising out of or in connection with any Transaction Document may be brought in such courts and each of the parties hereto irrevocably submits to the jurisdiction of such courts.

(b)  Each of the parties irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in this Section 18.05 and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that, to the extent permitted by applicable law, a judgment in any Proceedings brought in such courts shall be conclusive and binding upon it and enforcement thereof may be sought in the courts of any other jurisdiction.

(c)  Each party hereto hereby agrees that service of process by prepaid recorded delivery or registered mail, or any other form equivalent thereto (or, in the alternative, by any other means sufficient under applicable law) at the addresses set forth in Article XVI shall be valid and sufficient for all purposes and each party hereto hereby waives to the fullest extent it may effectively do so any challenges to the validity of service of process if service is given in accordance herewith.

Section 18.06.  Expenses; Default Rate.

Any payments payable pursuant to this Agreement or any other Transaction Document which are overdue shall accrue interest at the Default Rate from (and including) the date when due to (but excluding) the date on which paid, and such interests shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

Section 18.07.  Entire Agreement.

This Agreement and the other Transaction Documents contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, regarding such subject matter.

Section 18.08.  Severability.

If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, is held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof will continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of each party hereto as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties hereto.  Each party hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to the prohibited or unenforceable provision.

Section 18.09.  Waiver of Trial by Jury.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 18.10.  Waiver.

Any of the conditions set forth in Articles X, XI and XII may be waived in writing at any time prior to or on the Closing Date by the party entitled to the benefit thereof.  The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provisions.  No waiver of any breach hereof or non-compliance herewith shall be held to be a waiver of any other or subsequent breach hereof or non-compliance herewith.

IN WITNESS WHEREOF this Agreement has been duly executed and delivered by the duly authorized representatives of the undersigned as of the date first above written.

HEALTH NET FUNDING, INC.

By:	/s/ Linda V. Tiano
Name: Linda V. Tiano
Title: General Counsel and Secretary

HEALTH NET, INC.

By:	/s/ Linda V. Tiano
Name: Linda V. Tiano
Title: General Counsel and Secretary

LODGEMORE HOLDINGS INC.

By:	/s/ Kieran O’Donnell
Name: Kieran O’Donnell
Title: Director

ING BANK N.V.

By:	/s/ Albert Jan Visser
Name: Albert Jan Visser
Title: Managing Director

By:	/s/ Beatrice Petit-Yvelin
Name: Beatrice Petit-Yvelin
Title: Director

        Signature Page to Participation Agreement

HEALTH NET FINANCING, L.P.

By:	Health Net Funding, Inc., as General Partner

By:	/s/ Bret Morris
Name: Bret Morris
Title: Director

        Signature Page to Participation Agreement

APPENDIX A

DEFINITIONS

[See Attached]

APPENDIX A

DEFINITIONS

Except as otherwise provided herein, all references to any agreement defined in this Appendix A shall be deemed to include such agreement as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and, where applicable, the terms of the other Transaction Documents.  All references to statutes, rules and regulations shall be deemed to include such statutes, rules and regulations as the same may be from time to time amended, supplemented or otherwise modified, in each case unless otherwise specified herein.  Except as the context may require, all references to any Person shall be deemed to include such Person's successors and permitted assigns.

"Acceleration Event" means the exercise or deemed exercise of the Call Option or the Put Option other than as a result of a General Partner Early Termination Event or a Class A Limited Partner Early Termination Event.

"Acquisition," by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or all or substantially all of the voting stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

"Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§17-101, etseq., as amended from time to time.

"Actual Transaction Period" means the period that begins on the Closing Date and ends on an Exercise Date.

"Affiliate" means, at any time, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.

"After-Tax Basis" means a basis such that the relevant payment received by or credited to a party shall be supplemented by a further payment to such party so that the sum of the two payments, after the subtraction of all Canadian, Dutch or United States federal, national, state or local income and withholding taxes resulting from the receipt or accrual of such payments, and taking into account any reduction (by way of credit or otherwise) in taxes resulting from such increased Canadian, Dutch or United States federal, national, state or local income and withholding taxes, shall be equal to the relevant payment first referred to above.

"Allocated Tax Liability" has the meaning set forth in Section 5.2 of the Partnership Agreement.

"Allocation" means an allocation of Profits, Losses, Taxes or other items among the Partners in accordance with Article IV of the Partnership Agreement.  "Allocate" shall have correlative meaning.

"Allocation Date" means a date on which an Allocation is made in respect of an Allocation Period, being June 15 (for all Allocation Periods that end on March 31) December 15 (for all Allocation Periods that end on September 30) and an Exercise Date (for all Allocation Periods ending on an Exercise Date).  The "Final Allocation Date" in respect of the final Allocation Period shall be the Liquidation Date.

"Allocation Period" means (a) the period commencing on the Initial Contribution Date and ending on March 31, 2008 and (b) any subsequent period commencing on the day immediately after the end of the prior Allocation Period and ending on the earliest to occur of the next September 30, the next March 31, an Exercise Date and the Liquidation Date.

"Assignment" means a sale, assignment, transfer, conveyance, gift, encumbrance, pledge, hypothecation, exchange or other disposition, whether voluntary, involuntary or by operation of law.  "Assignor," "Assignee," and "Assign" shall have correlative meanings.

"Assignment of Subscription Agreement" means the Assignment of Subscription Agreement, dated as of December 19, 2007, among Canadian Investor, U.S. Investor, Transaction LLC and the Partnership.

"Assumed Allocated Tax Liability" has the meaning set forth in Section 4.4(a) of the Partnership Agreement.

"Assumed Taxable Rate" means, for any Allocation Period, the rate reasonably determined by the General Partner to be the United States federal, state and local income tax rate applicable to the Partnership for the taxable year of the Partnership in which such Allocation Period occurs (it being agreed that it shall be reasonable for (x) the General Partner to use any rate which does not exceed the highest United States federal and applicable state and local corporate income tax rate in effect as of the end of such Allocation Period (calculated after giving effect to the deductibility of state and local taxes in calculating United States federal taxable income) and (y) the General Partner to adjust the Assumed Taxable Rate from time to time in order to minimize any Negative Tax True Up and Positive Tax True Up).

"Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

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 "Available Cash" means, as of any date of determination, the aggregate amount of all of U.S. Parent’s (on an unconsolidated basis) (a) unrestricted cash, (b) cash equivalents and (c) short-term investments held for sale and accounted for as “current assets” on the balance sheet of U.S. Parent, which in each case are readily marketable and available for the immediate payment or repayment of Indebtedness as of such date of determination.

"Bridge Loan Facility" means that certain $200,000,000 Bridge Loan Agreement dated as of June 23, 2006, as amended, waived or otherwise modified, among U.S. Parent, the lenders party thereto and the Bank of Nova Scotia, as administrative agent.

"Business Day" means any day that is not (i) a Saturday or Sunday or (ii) a day on which banking institutions in Amsterdam, the Netherlands (for purposes of the definition of Call Exercise Date and Put Exercise Date), New York, New York or Toronto, Canada or, for purposes of the definition of LIBOR, London, England, are authorized or obligated by law, regulation or executive order to close.

"Call Exercise Date" means the date (which must be a Business Day) specified (or deemed specified) as such in a Call Option Notice, which unless the parties otherwise agree, shall not be earlier than the day which may be specified (or deemed specified) as the Call Exercise Date in accordance with the Call Option Agreement.

"Call Option" has the meaning set forth in Section 2.01 of the Call Option Agreement.

"Call Option Agreement" means the Call Option Agreement dated as of December 19, 2007, between U.S. Investor and Canadian Investor.

"Call Option Early Termination Event" has the meaning set forth in Article IV of the Call Option Agreement.

"Call Option Event" has the meaning set forth in Section 3.01 of the Call Option Agreement.

"Call Option Notice" has the meaning set forth in Section 2.02(a) of the Call Option Agreement.

"Canadian Investor" means Lodgemore Holdings Inc., a Canadian corporation.

"Canadian Parent" means The Bank of Nova Scotia, a Canadian chartered bank.

"Capital Account" means, with respect to any Partner, a capital account maintained by the General Partner for such Partner in accordance with the following provisions:

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(a)           to each Partner's Capital Account there shall be credited the amount of cash and the Gross Asset Value (net of liabilities) of any property contributed by such Partner, such Partner's Allocable share of Partnership Profits and any items in the nature of income or gain Allocated to such Partner pursuant to Article IV of the Partnership Agreement; and

(b)           to each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value (net of liabilities) of any Partnership Property distributed to such Partner pursuant to any provision of the Partnership Agreement, such Partner's Allocable share of Partnership Losses and any items in the nature of Losses, expenses or Special Allocation Taxes Allocated to such Partner pursuant to Article IV of the Partnership Agreement.

"Capital Contribution" means any contribution by a Partner to the capital of the Partnership.

"Capital Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

"Capital Lease Obligation" means, as applied to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease.

"Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Cash Collateralized Debt" means Indebtedness of U.S. Parent or any of its Subsidiaries that is cash collateralized through the deposit of cash or other assets into a trust or securities account, with the understanding that, upon receipt of certain ratings with respect to such Indebtedness, such cash or assets be utilized to make redemption payments (which will include payment of outstanding principal, accrued interest and premium) on such Indebtedness, and otherwise acceptable to the Administrative Agent (as defined in the Revolving Credit Agreement).

"Cash Equivalents" means any of the following: (a) cash and readily marketable direct obligations (which obligations shall have a maturity date of less than one year) of the government of the United States or any agency or instrumentality thereof, (b) obligations unconditionally and explicitly guaranteed by the full faith and credit of the government of the United States or (c) Money Market Instruments.

"Certificates" means certificates, substantially in the form of Exhibit D-1, D-2 or D-3, as applicable, to the Partnership Agreement, evidencing the various Partnership Interests.

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"Change of Control" means an event or series of events by which:

(a)           any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all Capital Stock that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) of the Capital Stock of U.S. Parent entitled to vote for members of the board of directors or equivalent governing body of U.S. Parent on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)           during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of U.S. Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clauses (ii) and (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

"Class A Capital Contribution" has the meaning set forth in the Preliminary Statements to the Partnership Agreement.

"Class A Limited Partner" means the holder of the Class A Limited Partnership Interest that has been admitted to the Partnership as a limited partner of the Partnership, as set forth in Exhibit A to the Partnership Agreement, so long as such Person continues as a limited partner of the Partnership.

"Class A Limited Partner Capital Account" means the Capital Account of the Partnership maintained for the Class A Limited Partner.

"Class A Limited Partner Early Termination Event" means (i) the exercise of the Put Option pursuant to Section 2.02(a)(y) (but not 2.02(a)(x) or 2.02(b)) of the Put Option Agreement or the deemed exercise of the Call Option as a result of such exercise of such Put Option or (ii) the exercise of the Put Option pursuant to Section 2.02(b) of the

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Put Option Agreement as a result of the occurrence of the Credit Risk Bank Acceleration Event set forth in clause (v) or (vi) of the definition thereof or the deemed exercise of the Call Option as a result of such exercise of such Put Option or (iii) the exercise of the Call Option pursuant to Section 2.02(a)(x) of the Call Option Agreement as a result of the Call Option Early Termination Event set forth in Article IV(a)(y) of the Call Option Agreement or the deemed exercise of the Put Option as a result of such exercise of such Call Option or (iv) the exercise or deemed exercise of the Put Option as a result of the occurrence of the Put Option Early Termination Event under Article IV(m) of the Put Option Agreement or the deemed exercise of the Call Option as a result of such exercise of such Put Option.

"Class A Limited Partner Fixed Profits Allocation" means, for any Allocation Period, the Profits Allocated to the Class A Limited Partner for such Allocation Period pursuant to Section 4.2(a)(iii) of the Partnership Agreement.

"Class A Limited Partner Profits Allocation" means (a) for any Allocation Period ending on or prior to the Completion Date, the sum of the Class A Limited Partner Shortfall Allocation, the Class A Limited Partner Variable Profits Allocation and the Class A Limited Partner Fixed Profits Allocation for such Allocation Period and (b) for any Allocation Period commencing after the Completion Date, the Profits Allocated pursuant to Section 4.2(b) of the Partnership Agreement to the Class A Limited Partner.

"Class A Limited Partner Shortfall" means, for any Allocation Period, the amount by which the Specified Amount for such Allocation Period exceeds the Profits Allocated to the Class A Limited Partner for such Allocation Period pursuant to Section 4.2(a)(iii) of the Partnership Agreement.

"Class A Limited Partner Shortfall Allocation" means, for any Allocation Period, the Profits Allocated to the Class A Limited Partner for such Allocation Period pursuant to Section 4.2(a)(ii) of the Partnership Agreement.

"Class A Limited Partner Variable Profits Allocation" means, for any Allocation Period, the Profits Allocated to the Class A Limited Partner for such Allocation Period pursuant to Sections 4.2(a)(vii)-(xiii) of the Partnership Agreement.

"Class A Limited Partnership Interest" means the Class A limited partner interest in the Partnership.

"Class B Limited Partner" means the holder of the Class B Limited Partnership Interest that has been admitted to the Partnership as a limited partner of the Partnership, as set forth in Exhibit A to the Partnership Agreement, so long as such Person continues as a limited partner of the Partnership.

"Class B Limited Partnership Interest" means the Class B limited partner interest in the Partnership.

"Closing Date" means December 20, 2007.

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"Code" means the United States Internal Revenue Code of 1986, as amended.

"Completion Date" means the earlier to occur of (x) December 20, 2012, and (y) an Exercise Date.

"Consolidated Capital Expenditures" means, for any period, all cash payments for capital expenditures of U.S. Parent and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include (a) expenditures which constitute the reinvestment of the net cash proceeds of asset dispositions not prohibited under the Revolving Credit Agreement, (b) amounts financed other than by loans made under the Revolving Credit Agreement (but including principal amounts paid in respect of any such financed amounts) and (c) expenditures which constitute Permitted Acquisitions.

"Consolidated EBITDA" means, for any period, for U.S. Parent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Interest Charges for such period and any other interest or financing fee, charge, cost or expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by U.S. Parent and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iv) other costs and expenses of U.S. Parent and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (including, without limitation, the granting of stock options and the write down or impairment of assets or intangibles (including any write down of goodwill or other assets pursuant to FASB 141 or 142 or write offs or write downs relating to discontinued operations pursuant to FASB 144) (v) other costs or expenses related to (A) severance and contract terminations in an aggregate amount not to exceed $10,000,000 during any four consecutive fiscal quarter periods, (B) premiums paid for the redemption of Indebtedness in an aggregate amount not to exceed $50,000,000 and (C) the Revolving Credit Agreement, U.S. Parent’s $400,000,000 6 3/8% Senior Notes due 2017 and the Permitted Financing in an aggregate amount not to exceed $25,000,000 and (vi) additional costs or expenses related to (A) any actual or proposed incurrence of Indebtedness, issuance of Capital Stock, investment, acquisition or disposal of assets and (B) net losses arising from the termination of Swap Contracts in an aggregate for clauses (A) and (B) above in amount not to exceed $25,000,000 during any four consecutive fiscal quarter period and minus (b) all non-recurring, non-cash items increasing Consolidated Net Income for such period.

"Consolidated Fixed Charge Coverage Ratio" means, for any period of four consecutive fiscal quarters, the ratio of (a) Consolidated EBITDA for such period minus Consolidated Capital Expenditures for such period to (b) Consolidated Scheduled Funded Debt Payments plus all Restricted Payments made pursuant to Section 7.13 of the Participation Agreement for such period.

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"Consolidated Funded Indebtedness" means, without duplication, Funded Indebtedness of U.S. Parent and its Subsidiaries on a consolidated basis minus an amount equal to the Swap Termination Value with respect to any Swap Contract, to the extent such Swap Termination Value is deemed an asset and not a liability.

"Consolidated Interest Charges" means, for any period, the consolidated interest charges of U.S. Parent and its Subsidiaries for such period with respect to all outstanding Indebtedness of U.S. Parent and the Subsidiaries, as determined in accordance with GAAP (including (subject to clause (x) below) all net costs or net benefits, as the case may be, under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, but excluding (x) expenses associated with termination of any Swap Contract and (y) any premium paid in connection with the repayment of Indebtedness pursuant to any public debt issuance).

"Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which U.S. Parent has delivered financial statements pursuant to Section 7.04 of the Participation Agreement.

"Consolidated Net Income" means, for any period, for U.S. Parent and its Subsidiaries on a consolidated basis, the net income (or loss) of U.S. Parent and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

"Consolidated Net Tangible Assets" means the Consolidated Total Assets less: (i) all current liabilities and minority interests and (ii) goodwill and other intangibles (other than patents, trademarks, licenses, copyrights and other intellectual property and prepaid assets).

"Consolidated Net Worth" means, as of any date of determination, consolidated shareholders' equity of U.S. Parent and its Subsidiaries as determined in accordance with GAAP.

 "Consolidated Pro Forma Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (calculated to give pro forma effect to any incurrence or any repayments of Funded Indebtedness occurring on or prior to the relevant date of determination) as of such date minus Available Cash in excess of $100,000,000 as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which U.S. Parent has delivered financial statements pursuant to Section 7.04 of the Participation Agreement.

"Consolidated Rental Expense" means, for any period, with respect to U.S. Parent and its Subsidiaries, on a consolidated basis, all rental expense attributable to Operating Lease Obligations (whether a lease of real property, personal property or mixed) for such period, as determined in accordance with GAAP.

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"Consolidated Scheduled Funded Debt Payments" means, for any period, the sum of (a) all scheduled payments of principal on Consolidated Funded Indebtedness of U.S. Parent and its Subsidiaries (including, without duplication, the principal component of payments due on Capital Lease Obligations during such period, but excluding payments of principal with respect to the Bridge Loan Facility and payments of Indebtedness due at maturity of such Indebtedness or constituting a "balloon" or "bullet" payment with respect thereto) for such period plus (b) Consolidated Interest Charges for such period.

"Consolidated Total Assets" means, as of any date of determination, for U.S. Parent and its Subsidiaries on a consolidated basis, the value of all properties and all right, title and interest in such properties which would be classified as assets of U.S. Parent and its Subsidiaries, as determined in accordance with GAAP.

"Contingent Put Option Price" means, as of any Exercise Date, an amount equal to the Special Capital Distribution as of such Exercise Date.

"Contingent Repurchase Price" means, as of any Exercise Date, an amount equal to the Special Capital Distribution as of such Exercise Date.

"Control" means, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person whether by ownership of voting securities, by contract or otherwise, and the words "controlling" and "controlled by" shall have correlative meanings.

"Corporate Rating" means, as of any date of determination, the "Issuer Credit Rating" from S&P, the "Long Term Issuer Rating" from Moody’s and the "Long Term Issuer Default Rating" from Fitch (or, if no such rating is available from a Ratings Agency, a rating of that Ratings Agency based on the long-term senior unsecured debt or credit rating of U.S. Parent reasonably acceptable to Canadian Investor).

"Credit Risk Bank" means ING Bank N.V., a public company ("naamloze vennootschap") organized under the laws of the Netherlands.

"Credit Risk Bank Acceleration Event" means one or more of any of the following events:

 (i)           Credit Risk Bank has determined that, due to a change in law, the performance or compliance by Credit Risk Bank of or with any material obligation under any Transaction Document has or will become unlawful, or that the participation of Credit Risk Bank or any of its Affiliates in the transactions contemplated by the Transaction Documents has been made unlawful or will become unlawful due to the enactment of such change in law when it takes effect (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto and such determination hereinafter, a "Determination of Illegality"); or

 (ii)           unless Credit Risk Bank has, in the opinion of Credit Risk Bank, been fully and satisfactorily indemnified therefor pursuant to the Memorandum of

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Understanding, the imposition of costs on Credit Risk Bank with respect to the Option Collateral Fixed Rate Deposit due to any Regulatory Change which has or is likely to:

(a)           impose, modify or increase any reserve, special deposit, capital adequacy, risk weighting, solvency or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Credit Risk Bank; or

(b)           change the assumed capital weighting or the accounting treatment of the relevant loan evidenced by the Option Collateral Fixed Rate Deposit; or

(c)           subject Credit Risk Bank to restrictions on the amount of any category of deposits or other liabilities or assets that it may hold; or

(d)           impose or modify any capital adequacy or similar requirement which affects the manner in which Credit Risk Bank maintains capital in respect of the Option Collateral Fixed Rate Deposit; or

(e)           impose any other condition affecting the Option Collateral Fixed Rate Deposit; or

(iii)           the occurrence of an Event of Bankruptcy in respect of U.S. Parent and/or U.S. Investor and/or Canadian Investor and/or Canadian Parent; or

(iv)           Credit Risk Bank shall be liable (A) for any Canadian or United States Taxes for which it is not indemnified, or (B) for any Dutch Taxes due to a change in law after the Closing Date, or (C) for any other Taxes imposed solely as a result of its participation in the Transaction for which it is not indemnified (other than any Dutch income taxes imposed on the Distribution Amount paid to Credit Risk Bank pursuant to Section 3 of the Option Collateral Fixed Rate Deposit); or

(v)           Canadian Parent shall have failed to pay the Distribution Amount payable to Credit Risk Bank pursuant to Section 3 of the Option Collateral Fixed Rate Deposit within three Business Days after delivery of notice of such failure to Canadian Parent; or

(vi)           Canadian Investor or Canadian Parent shall have failed to pay any amount due and owing by Canadian Investor or Canadian Parent to Credit Risk Bank within five Business Days after delivery of notice of such failure to Canadian Investor and Canadian Parent; or

(vii)           U.S. Investor or U.S. Parent shall have failed to pay an amount due and owing by U.S. Investor or U.S. Parent to Credit Risk Bank within five Business Days after delivery of notice of such failure to U.S. Investor and U.S. Parent; or

(viii)          the Memorandum of Understanding shall become invalid or unenforceable for any reason.

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"Credit Risk Bank Early Termination Notice" has the meaning set forth in Section 2.02(b) of the Put Option Agreement.

"Cumulative Class A Limited Partner Shortfall" means, as of any Allocation Date for any Allocation Period, the excess of (x) the aggregate amount of all Class A Limited Partner Shortfalls for all prior Allocation Periods over (y) the cumulative amount of Profits Allocated to the Class A Limited Partner pursuant to Section 4.2(a)(ii) of the Partnership Agreement for all prior Allocation Periods.  To the extent the Cumulative Class A Limited Partner Shortfall is a positive number as of any date, such Cumulative Class A Limited Partner Shortfall shall accrue interest at the Default Rate from such date until such date as such Cumulative Class A Limited Partnership Shortfall is reduced to zero.  Any reference to the Cumulative Class A Limited Partner Shortfall shall include such accrued interest.

"Debt" means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts which, at such date, have been paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others guaranteed by such Person.

"Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of U.S. Parent's non-credit-enhanced, senior unsecured long-term debt.

"Default Rate" means, as of any day, one month LIBOR for such day plus 2%.

"Designated Capital Contribution" means any capital contribution from U.S. Parent to a regulated Subsidiary the proceeds of which are derived from the sale, transfer, lease or other disposition of U.S. Parent’s assets.

"Determination of Illegality" has the meaning specified in the definition of Credit Risk Bank Acceleration Event.

"Distribution" means any distribution of Partnership Property made by the Partnership to any Partner under the Partnership Agreement or otherwise.

"Distribution Amount" has the meaning set forth in the Option Collateral Fixed Rate Deposit.

"Distribution Date" means, for any Allocation Period, the Allocation Date for such Allocation Period.

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"Dutch Deed of Pledge" means the Dutch Law Supplemental Deed of Pledge, dated December 19, 2007, by and among Credit Risk Bank, Canadian Investor and Canadian Parent.

"Earn Out Obligations" means, with respect to an Acquisition, all obligations of the U.S. Parent or any Subsidiary to make earn out or other contingency payments pursuant to the documentation relating to such Acquisition.  The amount of any Earn Out Obligation shall be deemed to be the aggregate liability in respect thereof on the balance sheet of the U.S. Parent and its Subsidiaries in accordance with GAAP.

"Eligible Accounting Firm" means Deloitte Touche Tohmatsu, KPMG LLP, Ernst & Young LLP or PricewaterhouseCoopers LLP.

"Equalization Factor" means, as of any Exercise Date, the percentage set forth under the column heading "Equalization Factor" opposite the Quarterly Period during which such Exercise Date occurs on (i) if the Special Capital Distribution is calculated pursuant to clause (x) of Section 5.3(a) of the Partnership Agreement, Schedule A-1 to the Participation Agreement, (ii) if the Special Capital Distribution is calculated pursuant to clause (y) of Section 5.3(a) of the Partnership Agreement, Schedule A-2 to the Participation Agreement, or (iii) if the Special Capital Distribution is calculated pursuant to clause (z) of Section 5.3(a) of the Partnership Agreement, Schedule A-3 to the Participation Agreement; provided that, if such Exercise Date occurs on a date other than the last date of such Quarterly Period, the percentage set forth in such Schedule A-1, A-2 or A-3, as applicable, shall be adjusted pursuant to the footnote to such Schedule.

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.

"Equity Issuance" means any issuance by U.S. Parent or any Subsidiary thereof to any Person (other than to U.S. Parent or a Subsidiary thereof) of (a) any shares of its capital stock, (b) any shares of its capital stock pursuant to the exercise of options or warrants or (c) any shares of its capital stock pursuant to the conversion of any debt securities to equity.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with U.S. Parent within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by U.S. Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as

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defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by U.S. Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon U.S. Parent or any ERISA Affiliate.

"Event of Bankruptcy" means, with respect to any Person, the occurrence of any of the following events, conditions or circumstances:  (1) such Person is dissolved, wound up or liquidated (other than pursuant to a consolidation, amalgamation or merger or, with respect to Credit Risk Bank, a demerger ("splitsing")); (2) such Person becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) such Person makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) such Person institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a finding of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its reorganization, conservation, winding-up or liquidation or (B) is not dismissed within 30 days of the institution or presentation thereof; (5) such Person has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger or, with respect to Credit Risk Bank, a division ("splitsing")); (6) such Person seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) such Person has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter; (8) such Person causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) such Person takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

"Excluded Rights" means any of Credit Risk Bank's rights under Section 2.02(b) of the Put Option Agreement.

"Exercise Date" means a Call Exercise Date or a Put Exercise Date.

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"Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System (or any Governmental Authority that succeeds to the bank regulatory authority thereof).

"Final Allocation Date" has the meaning set forth in the definition of Allocation Date.

"Financial Institution" means a corporation that is a "financial institution" as defined in subsection 181(1) of the Income Tax Act (Canada), R.S.C. 1985 5th Supplement c. 1, as amended.

"Financial Year" means (a) the fiscal year of the Partnership commencing on the date the Partnership was formed and ending on December 31, 2007, and (b) any subsequent fiscal year of the Partnership commencing on January 1 of each calendar year (starting January 1, 2008) and ending on the earlier to occur of the next December 31 or the Liquidation Date.

"Fitch" means Fitch, Inc.

"Fixed Price" means, as of any Exercise Date, the excess of (x) the amount set forth on Schedule B to the Participation Agreement corresponding to the Quarterly Period in which such Exercise Date occurs (provided that, if such Exercise Date occurs on a date other than the last date of such Quarterly Period, the amount set forth in such Schedule B shall be adjusted pursuant to the footnote on such Schedule) over the product of (i) the Special Capital Distribution calculated as of such Exercise Date (irrespective of whether actually paid) and (ii) the Equalization Factor as of such Exercise Date.

"Forward Purchase Agreement" means the Forward Purchase Agreement, dated as of December 19, 2007, between U.S. Investor and Credit Risk Bank.

"Forward Purchase Deposit" has the meaning set forth in the Forward Purchase Deposit and Security Agreement.

"Forward Purchase Deposit and Security Agreement" means the Forward Purchase Deposit and Security Agreement, dated as of December 19, 2007, between U.S. Investor and Credit Risk Bank.

"Funded Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP.

(a)           all obligations for borrowed money, whether current or long-term and all obligations of such Person evidenced by bonds (excluding surety bonds and similar instruments), debentures, notes, loan agreements or other similar instruments;

(b)           all purchase money Indebtedness;

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(c)           all obligations arising under unreimbursed obligations (to the extent outstanding for more than 1 day) arising under letters of credit, bankers' acceptances, bank guaranties, surety bonds and similar instruments that are or should be reflected at such date on the U.S. Parent’s consolidated balance sheet in accordance with GAAP;

(d)           all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); provided that only such portion of Earn Out Obligations that have matured or have been actually earned shall be considered Funded Indebtedness hereunder;

(e)           the Attributable Indebtedness of Capital Leases and Synthetic Leases;

(f)           all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to June 25, 2012 (provided that any such stock or equity interests which provide for such redemptions, sinking fund or like payments upon the occurrence of a contingency shall not constitute Funded Indebtedness until such contingency has occurred and the amount of equity interests required to be redeemed or subject to a sinking fund or like payment shall be determined on a net basis, after giving effect to deposits, prepayments and forward purchases made in partial or full satisfaction thereof);

(g)           all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (f) above of another Person; and

(h)           all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent such Indebtedness is nonrecourse to such Person.

For purposes hereof, (x) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee and (y) the amount of any limited recourse debt shall be equal to the principal amount of such limited recourse debt for which such Person provides credit support of any kind is liable as a guarantor or otherwise.  Notwithstanding the foregoing, Funded Indebtedness shall not include (i) indebtedness or liabilities of U.S. Parent to any Subsidiary thereof or of any such Subsidiary to U.S. Parent or any such Subsidiary and (ii) Cash Collateralized Debt.

"GAAP" means, with respect to any Person, generally accepted accounting principles in the jurisdiction in which such Person is organized.

"General Partner" means U.S. Investor, and any Person that subsequently is admitted as a general partner of the Partnership pursuant to the terms of the Partnership Agreement, so long as such Person continues as a general partner of the Partnership.

"General Partner Capital Account" means the Capital Account of the Partnership maintained for the General Partner.

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"General Partner Early Termination Event" means (i) the exercise of the Call Option pursuant to Section 2.02(a)(y) (but not 2.02(a)(x) or 2.02(b)) of the Call Option Agreement or the deemed exercise of the Put Option as a result of such exercise of such Call Option or (ii) the exercise of the Put Option pursuant to Section 2.02(b) of the Put Option Agreement as a result of the occurrence of the Credit Risk Bank Acceleration Event set forth in clause (vii) of the definition thereof or the deemed exercise of the Call Option as a result of such exercise of such Put Option or (iii) the exercise of the Put Option pursuant to Section 2.02(a)(x) of the Put Option Agreement as a result of the occurrence of a Put Option Early Termination Event under Article IV(a)(z) of the Put Option Agreement or the deemed exercise of the Call Option as a result of such exercise of such Put Option or (iv) the exercise of the Put Option pursuant to Section 2.02(a)(x) of the Put Option Agreement as a result of the occurrence of the Put Option Event set forth in Section 3.01(f) of the Put Option Agreement, which event shall have been triggered by the General Partner directing the dissolution of the Partnership in accordance with the General Partner’s right to direct the same pursuant to Section 9.1(b)(i) of the Partnership Agreement.

"General Partner Variable Profits Allocation" means, for any Allocation Period, the Profits Allocated to the General Partner for such Allocation Period pursuant to Sections 4.2(a)(vii)-(xiv) of the Partnership Agreement.

"General Partnership Interest" means the general partner interest in the Partnership.

"Good Faith Contest" means the contest of an item if:  (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted; (2) adequate reserves in accordance with GAAP are established with respect to the contested item; (3) during the period of such contest, the enforcement of any contested item is effectively stayed; and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a material adverse effect with respect to the applicable Person.

"Governmental Authority" means any national, federal, state, provincial, local or foreign governmental or regulatory body, authority, bureau, agency, division, branch, department, office or instrumentality or court or other judicial body, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government, of competent jurisdiction.  For greater certainty, any reference to a nation's Governmental Authority (e.g., a Canadian Governmental Authority) includes all of the above in respect of that nation.

"Governmental Authorization" means any consent, authorization, approval, license, exemption, permit or franchise of any Governmental Authority.

"Governmental Filing" means any filing, application, registration or notice to or with any Governmental Authority.

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"Governmental Requirement" means any judgment, proclamation, decree, edict, injunction, order, ruling, code, statute, act, rule, regulation, ordinance or other law, or any requirement having the effect of any of the foregoing, of any Governmental Authority.

"Gross Asset Value" means, with respect to any asset, the fair market value of such property as determined by the General Partner, which such value shall be consented to by the other Partners (such consent not to be unreasonably withheld).

"Guarantee" means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (ii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made, or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term "Guarantee" as a verb has a corresponding meaning.

"Health Net Trust" has the meaning set forth in the definition of the Receivables Purchase Agreement.

"HMO" means a health maintenance organization doing business as such (or required to qualify or to be licensed as such) under HMO Regulations.

"HMO Regulation" means any law, regulation or administrative order applicable under federal or state law to HMOs and any regulation or order promulgated or issued pursuant thereto.

"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP.

(a)           all Funded Indebtedness;

(b)           net obligations under any Swap Contract;

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(c)           all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person;

(d)           all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which U.S. Parent or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is nonrecourse to U.S. Parent or such Subsidiary; and

(e)           all obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments.

For purposes hereof (x) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date, (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee and (z) the amount of any limited recourse debt shall be equal to the principal amount of such limited recourse debt for which such Person provides credit support of any kind is liable as a guarantor or otherwise.  Notwithstanding the foregoing, Indebtedness shall not include indebtedness or liabilities of U.S. Parent to any Subsidiary thereof or of any such Subsidiary to U.S. Parent or any such Subsidiary.

"Initial Contribution Date" means December 20, 2007.

"Insurance Regulation" means any law, regulation, rule or order applicable to an insurance company.

"Interest Period" has the meaning set forth in the Option Collateral Fixed Rate Deposit.

"Investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, constituting an acquisition of shares of capital stock, other equity interests, indebtedness or other securities or a loan, advance or capital contribution.

"Investment Grade Rating" means (i) with respect to S&P, a Corporate Rating of BBB- or better, (ii) with respect to Moody’s, a Corporate Rating of Baa3 or better and in respect to Fitch, a Corporate Rating of BBB- or better.

"IRS" means the United States Internal Revenue Service, or any successor Governmental Authority thereto.

"Lending Office" means, as at any date of determination, the office from which Credit Risk Bank is booking the loan evidenced by the Option Collateral Fixed Rate Deposit.

"LIBOR" means, as of any day, the rate per annum (calculated on the basis of a 360-day year and the actual number of days elapsed) at which Dollar deposits

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are offered in the London interbank market on such day (or if such day is not a Business Day, the preceding Business Day) for a period equal to 30 days as such rate is displayed on Telerate Page 3750 at approximately 11:00 a.m., London time (or as soon thereafter as practicable), or if such service does not display any such quote, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16th of 1%) of such rates as displayed on Reuters Page LIBO at approximately 11:00 a.m., London time (or as soon thereafter as practicable).

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement) and any financing lease having substantially the same economic effect as any of the foregoing.

"Limited Partner" means the Class A Limited Partner or the Class B Limited Partner.

"Liquidating Event" has the meaning set forth in Section 9.1 of the Partnership Agreement.

"Liquidation" has the meaning set forth in Section 9.2(a) of the Partnership Agreement.

"Liquidation Date" has the meaning set forth in Section 9.2(a) of the Partnership Agreement.

"Liquidator" has the meaning set forth in Section 9.2(a) of the Partnership Agreement.

"Local Business Day" has the meaning set forth in the Swap Agreement.

"Losses" means, (i) with respect to the Partnership Agreement, for each Allocation Period an amount equal to the Partnership's taxable loss for such Allocation Period, determined, to the extent possible, in accordance with the principles set forth in the Code and determined in the case of any Allocation Period not ending on the last day of the taxable year of the Partnership as if the taxable year of the Partnership ended on the last day of such Allocation Period and (ii) with respect to all other Transaction Documents and to any Person, any and all losses, costs, damages, expenses (including reasonable attorneys' fees), actions, suits, proceedings, judgments, claims and liabilities of any nature whatsoever that such Person shall incur or suffer.

"Managers" has the meaning set forth in Section 6.2 of the Partnership Agreement.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of U.S. Parent and its Subsidiaries taken

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as a whole; (b) a material impairment of the ability of U.S. Parent to perform its material obligations under any Transaction Document to which it is a party, or (c) a material adverse effect upon the material legal rights or remedies available to Canadian Investor under the Transaction Documents.

"Memorandum of Understanding" means the Memorandum of Understanding dated as of December 19, 2007 among U.S. Investor, U.S. Parent, Canadian Investor, Canadian Parent, the Partnership and Credit Risk Bank.

"Minimum General Partner Capital Account" means US$100,000,000.00.

"Minimum Rating" means with respect to (x) S&P or Fitch, BB and (y) Moody's, Ba2.

"Money Market Instruments" means any of the following:  certificates of deposit, Eurodollars, repurchase agreements, Treasury bills, short-term municipal securities, commercial paper and  bankers acceptances, each having a term  not exceeding six months.

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which U.S. Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

"Negative Tax True Up" has the meaning set forth in Section 4.4(c) of the Partnership Agreement.

"Officer's Certificate" with respect to any Person, means a certificate signed by a Responsible Officer on behalf of such Person.

"Operating Lease Obligations" of any Person means the obligations of such Person under any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any real or personal property, or a combination thereof which would constitute a Capital Lease Obligation other than any such lease in which that Person is the lessor.

"Option Collateral Fixed Rate Deposit" has the meaning set forth in Section 2 of the Option Collateral Fixed Rate CD Agreement.

"Option Collateral Fixed Rate CD Agreement" means the Option Collateral Fixed Rate CD Agreement, dated as of December 19, 2007, between Credit Risk Bank, Canadian Investor and Canadian Parent.

"Option Notice" means a Call Option Notice or Put Option Notice.

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"Organizational Documents" means, (i) with respect to the Partnership, the Partnership Agreement, (ii) with respect to any corporation, its bylaws and articles or certificate of incorporation, (iii) with respect to any limited liability company or limited partnership (other than the Partnership), its certificate of formation or certificate of limited partnership and/or its limited liability company agreement or partnership agreement(s), and (iv) with respect to any other Person, all instruments and agreements under which it is duly operating or organized.

"Original Limited Partnership Agreement" means the Limited Partnership Agreement of Health Net Financing, L.P. among U.S. Investor and Transaction LLC, dated as of November 9, 2007.

"Participation Agreement" means the Participation Agreement, dated as of December 19, 2007, among U.S. Investor, U.S. Parent, Canadian Investor, Credit Risk Bank and the Partnership.

"Partner" means the General Partner or any Limited Partner in the Partnership, and "Partners" means the General Partner and all Limited Partners, but such terms do not include any Person who has ceased to be a partner in the Partnership.

"Partnership" means the limited partnership formed under the Act pursuant to the Original Limited Partnership Agreement and the Certificate of Limited Partnership and continued pursuant to the Partnership Agreement, namely, Health Net Financing, L.P.

"Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Health Net Financing, L.P., dated as of December 19, 2007, among U.S. Investor, Canadian Investor and Transaction LLC.

"Partnership Interest" means an interest in the Partnership, including the right to receive Distributions and the right to receive Allocations, if and solely to the extent provided in the Partnership Agreement.

"Partnership Property" means all properties, rights and assets of any nature (real, personal or mixed, tangible or intangible), including cash, owned by the Partnership.

"Partnership Purpose" has the meaning set forth in Section 2.5 of the Partnership Agreement.

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by U.S. Parent or any ERISA Affiliate or to which U.S. Parent or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section

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4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

 "Permitted Acquisition" means an Acquisition by U.S. Parent or any Subsidiary of U.S. Parent, provided that (a) the capital stock, other equity interests, Property, line or segment of business or division acquired in such Acquisition relates to a line of business similar to the business that U.S. Parent or any Subsidiary of U.S. Parent is engaged in on the Closing Date; (b) in the case of an Acquisition of the capital stock or other equity interests of another Person, (i) the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and (ii) such Person shall become a direct or indirect Subsidiary of U.S. Parent or such Person shall be merged into, or consolidated or combined with, U.S. Parent or any Subsidiary of U.S. Parent; provided that if U.S. Parent is party to such merger or consolidation, U.S. Parent shall be the surviving person, (c) no Put Option Early Termination Event (or event which, with the giving of any notice, the passage of time, or both, would constitute a Put Option Early Termination Event) shall exist as of the date of such Acquisition (prior to and immediately after giving effect thereto); and (d) if the aggregate consideration for any such Acquisition exceeds $250,000,000, U.S. Parent shall have delivered to Canadian Investor, not less than 5 days prior to the consummation of such Acquisition, a pro forma certificate from a Responsible Officer demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, U.S. Parent shall be in compliance with each of the applicable covenants set forth in Section 7.05 of the Participation Agreement.

"Permitted Assets" means:

(a)           Permitted Investments;

(b)           Permitted Receivables Investments;

(c)           Cash Equivalents;

(d)           equipment, office space, office leases, and other similar items held or used in the ordinary course of the Partnership's business;

(e)           the Transaction Documents to which the Partnership is a party and any assets created thereby (including rights to receive swap or similar payments);

(f)           any "swaps," "caps," "floors," " collars" or other interest rate hedging contracts or similar arrangements or combinations thereof;

(g)           proceeds from any of the foregoing;

(h)           other assets similar in kind or use or incidental to the above; and

(i)           "forward rate agreements";

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provided, however, that (i) any asset described in paragraphs (a), (b), (c), (g), (h) or (i) shall be a Permitted Asset only if such asset is treated as indebtedness for U.S. federal income tax purposes and (ii) at all times:  (x) Permitted Assets shall consist of at least US$10,000,000 of Money Market Instruments; and (y) Permitted Assets shall consist of at least US$200,000,000 of Permitted Receivable Investments (as defined in clause (y) of the definition thereof) that have a maturity of 12 months or less.

"Permitted Financing" means the net financing provided to U.S. Parent pursuant to transactions contemplated by the Transaction Documents.

 "Permitted Investments" means loans or advances to, or bonds, debentures, notes, mortgages or similar obligations (but excluding commercial paper) of, another corporation that is U.S. Parent or a Specified Affiliate.

"Permitted Liabilities" means:

(a)           all liabilities under "swaps," "caps," "floors," "collars," "forward rate agreements" or other interest rate hedging contracts or similar arrangements or combinations thereof;

(b)           all lease obligations to the extent incurred in the ordinary course of business;

(c)           any obligations or liabilities incurred in connection with the hiring of employees in connection with the business of the Partnership; and

(d)           any other liabilities incurred in, or related or incidental to the operation, management and control of the business of the Partnership;

provided, however, that the Partnership shall not directly or indirectly create, incur, assume or suffer to exist any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Permitted Liens" means:

(a)           Liens imposed by law for taxes, fees, assessments and other governmental charges or claims that are not yet due or that remain payable without penalty or where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) U.S. Parent or its Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(b)           carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or that remain payable without penalty or where (a) the validity or amount thereof is being contested in

23

good faith by appropriate proceedings, (b) U.S. Parent or its Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(c)           Liens incurred or pledges or deposits made in the ordinary course of business in compliance with HMO Regulations, Insurance Regulations, workers' compensation, unemployment insurance or other social security laws or regulations;

(d)           Liens incurred or deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)           easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of U.S. Parent and its Subsidiaries taken as a whole;

(f)           Liens arising solely by virtue of any statutory or common law provision or granted to banks in the ordinary course of business relating to bankers' Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(g)           Liens arising from the rendering of a judgment that is not a final judgment or order against U.S. Parent or any Subsidiary thereof with respect to which U.S. Parent or such Subsidiary is then proceeding with an appeal or other proceeding for review or in connection with surety or appeal bonds in connection with such attachment or judgment, and Liens arising from a judgment or order that does not constitute a Put Option Early Termination Event under clause (f) of Article IV of the Put Option Agreement;

(h)           Liens in favor of the L/C Issuer (as defined in the Revolving Credit Agreement) arising from the cash collateralization of all or any portion of any letters of credit issued in connection with Section 2.04(a)(iii)(D) of the Revolving Credit Agreement; and

(i)           Liens arising under or in connection to claims administration;

provided that the term "Permitted Liens" shall not include any Lien securing Indebtedness.

"Permitted Receivables Investments" means (x) the beneficial interest in the Health Net Trust and (y) the accounts receivable purchased by the Health Net Trust under the Receivables Purchase Agreement.

"Person" means any individual, trustee, receiver, conservator, administrator, liquidator, custodian, corporation, limited liability company, partnership,

24

association, company, joint-stock company, trust, business or statutory trust, estate, joint venture or any other entity or any Governmental Authority.

"Positive Tax True Up" has the meaning set forth in Section 4.4(b) of the Partnership Agreement.

"Principal Amount" has the meaning set forth in the Option Collateral Fixed Rate Deposit.

"Proceeding" has the meaning ascribed to such term in Section 18.05 of the Participation Agreement.

"Profits" means for each Allocation Period an amount equal to the Partnership's taxable profit for such Allocation Period, determined, to the extent possible, in accordance with the principles set forth in the Code and determined in the case of any Allocation Period not ending on the last day of the taxable year of the Partnership as if the taxable year of the Partnership ended on the last day of such Allocation Period.

 "Pro Forma Basis" means, for purposes of calculating the financial covenants set forth in Section 7.05 of the Participation Agreement, that any Acquisition for consideration in excess of $100,000,000.00 (a “Material Acquisition”) shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which U.S. Parent has delivered financial statements pursuant to Section 7.04 of the Participation Agreement. In connection with the foregoing, with respect to any Material Acquisition (i) income statement items (whether positive or negative) attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent such items are not otherwise included in such income statement items for U.S. Parent and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in this Appendix A, (ii) any Indebtedness incurred or assumed by U.S. Parent or any Subsidiary of U.S. Parent (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (iii) any other factually supportable and identifiable prforma adjustments which would be permitted or required by Regulation S-K or S-X under the Securities Act shall be taken into account.

"Property" means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

"Put Exercise Date" means the date (which must be a Business Day) specified (or deemed specified) as such in a Put Option Notice, which unless the parties otherwise agree, shall not be earlier than the day which may be specified (or deemed specified) as the Put Exercise Date in accordance with the Put Option Agreement.

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"Put Option" has the meaning set forth in Section 2.01 of the Put Option Agreement.

"Put Option Agreement" means that Put Option Agreement, dated as December 19, 2007, among Canadian Investor, U.S. Investor and Credit Risk Bank.

"Put Option Early Termination Event" has the meaning set forth in Article IV of the Put Option Agreement.

"Put Option Event" has the meaning set forth in Section 3.01 of the Put Option Agreement.

"Put Option Notice" has the meaning set forth in Section 2.02(a) of the Put Option Agreement.

"Put Option Price" means, as of any Exercise Date, the Fixed Price as of such Exercise Date.

"Quarterly Period" means any quarterly period set forth on Schedule B-1 to the Partnership Agreement, Schedule B-2 to the Partnership Agreement, Schedule B-3 to the Partnership Agreement, Schedule A-1 to the Participation Agreement, Schedule A-2 to the Participation Agreement or Schedule A-3 to the Participation Agreement, as applicable.

"Rating Agencies" means Moody's, S&P, and Fitch.

"Ratings Downgrade" means the date on which the Debt Ratings announced by S&P or Moody's shall be less than BBB- or Baa3, respectively.

"Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of December 20, 2007, between Health Net Federal Services, LLC, a Delaware limited liability company, and Wells Fargo Delaware Trust Company, as trustee of Health Net Receivables Trust, a statutory trust organized and existing under the laws of the State of Delaware (the "Health Net Trust"), the beneficial interest in which is held by the Partnership.

"Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code.

"Regulatory Change" means any change in or any official introduction of or interpretation after the Closing Date in any Governmental Requirement or any official regulations, policies, directives or guidelines issued by any governmental body, monetary authority or accounting authority (including requirements of any central bank or other fiscal or monetary authority) having jurisdiction, whether or not having the force of law or the failure to comply therewith would be unlawful, which purport to regulate or which affect the treatment of loans or other investments similar to the Option Collateral Fixed Rate Deposit held or issued by banks or financial institutions in the Netherlands or any other jurisdiction in which Credit Risk Bank is organized or has its principal office or its

26

Lending Office (not including any determination that Credit Risk Bank failed to comply with any Governmental Requirement or such regulations, policies, directives or guidelines as in effect on the Purchase Date).

"Re-invested Interest Amount" has the meaning set forth in the Option Collateral Fixed Rate Deposit.

"Replacement Credit Risk Bank" has the meaning specified in Section 17.01 of the Participation Agreement.

"Replacement Date" has the meaning specified in Section 17.01 of the Participation Agreement.

"Replacement Failure" means that either U.S. Investor or Canadian Investor shall have elected to replace Credit Risk Bank pursuant to Section 17.01 of the Participation Agreement under circumstances not requiring the consent of the other party and U.S. Investor and Canadian Investor shall have failed to agree on a replacement Credit Risk Bank within 14 days of such election.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

"Repurchase Price" means, as of any Exercise Date, the Put Option Price as of such Exercise Date.

"Responsible Officer" means, with respect to any Person, the chief executive officer, president, chief financial officer or treasurer of such Person. Unless otherwise specified, all references to a "Responsible Officer" shall refer to a Responsible Officer of U.S. Parent.  Any document delivered hereunder that is signed by a Responsible Officer of U.S. Parent shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of U.S. Parent and such Responsible Officer shall be conclusively presumed to have acted on behalf of U.S. Parent.

"Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of U.S. Parent or any Subsidiary thereof, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of U.S. Parent or any Subsidiary thereof, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of U.S. Parent or any Subsidiary thereof, now or hereafter outstanding.

"Revolving Credit Agreement" means that certain Credit Agreement dated as of June 25, 2007, among U.S. Parent, the lenders party thereto, Bank of America, N.A., as administrative agent and other parties thereto.

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"S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and any successor statute of similar import of the United States.

"Security and Pledge Agreement (Canadian Investor-U.S. Investor)" means the Security and Pledge Agreement (Canadian Investor-U.S. Investor), dated as of December 19, 2007, between Canadian Investor and U.S. Investor.

"Security and Pledge Agreement (Credit Risk Bank-Canadian Investor)" means the Security and Pledge Agreement (Credit Risk Bank-Canadian Investor), dated as of December 19, 2007, between Credit Risk Bank and Canadian Investor.

"Security Deposit" has the meaning set forth in the Forward Purchase Deposit and Security Agreement.

"Security Documents" means the Security and Pledge Agreement (Canadian Investor-U.S. Investor), the Security and Pledge Agreement (Credit Risk Bank-Canadian Investor) and the Dutch Deed of Pledge.

"Significant Subsidiary" means, at any particular time, any Subsidiary of U.S. Parent (or such Subsidiary and its subsidiaries taken together) that would be a "significant subsidiary" of U.S. Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Special Capital Distribution" has the meaning set forth in Section 5.3(a) of the Partnership Agreement.

"Special Allocation Taxes" has the meaning set forth in Section 4.4 of the Partnership Agreement.

"Specified Affiliate" means (i) any Affiliate of U.S. Parent listed on Schedule A hereto, provided that (x) if such Person shall be a Financial Institution and (y) the General Partner shall have received notice from the Class A Limited Partner that such Person is a Financial Institution, such Person shall cease to be a Specified Affiliate five Business Days following receipt of such notice and (ii) any other Affiliate of U.S. Parent indicated by U.S. Parent from time to time, provided that such Person is not a Financial Institution and the Class A Limited Partner has confirmed the same in writing to the General Partner.

"Specified Amount" means, for any Allocation Period, the amount set forth on Schedule A to the Partnership Agreement for such Allocation Period.  For any Allocation Period that ends on a date other than December 31 or June 30 the Specified

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Amount set forth on Schedule A to the Partnership Agreement shall be prorated based on the actual number of days during such Allocation Period.

"Subscription Agreement" means the Subscription Agreement dated as of December 19, 2007, among U.S. Investor, Transaction LLC and the Partnership.

"Subsidiary" means as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, owns or Controls more than 50% of the outstanding ownership interests having ordinary voting power to elect a majority of the board of directors or similar managing body.

"Swap Agreement" means that certain confirmation dated as of December 19, 2007, between U.S. Parent and Canadian Parent.

"Swap Contract" means (a) any and all rate swap transaction, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the market-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

"Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP.

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"Tax Authorities" means any Governmental Authorities exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to Taxes.

"Taxes" means any and all taxes, levies, imposts and other governmental charges imposed by any federal, state, local or foreign government, or any taxing authority thereof (together with any and all interest, penalties, additions to tax and other liabilities with respect thereto) including, without limitation, any taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, capital, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; and license, registration and documentation fees, to the extent that any such tax or other amount is related to or arises as a result of the transactions contemplated by the Transaction Documents or a payment made pursuant to the Transaction Documents.

"Threshold Rating" means (x) that U.S. Parent's unsecured and unsubordinated long-term debt (not supported by third-party enhancement) is rated by at least two of the Rating Agencies and (y) (i) if such debt is rated by all three Rating Agencies, such debt has a Minimum Rating from at least two of the three Rating Agencies and (ii) if such debt is rated by two of the three Rating Agencies, such debt has a Minimum Rating from both such Rating Agencies.

"Transaction" means the transactions contemplated by the Transaction Documents.

"Transaction Documents" means, collectively, the Participation Agreement, the Put Option Agreement, the Call Option Agreement, the Forward Purchase Agreement, the Partnership Agreement, the Swap Agreement, the Forward Purchase Deposit and Security Agreement, the Security and Pledge Agreement (Canadian Investor-U.S. Investor), the Security and Pledge Agreement (Credit Risk Bank-Canadian Investor), the Option Collateral Fixed Rate CD Agreement, the Option Collateral Fixed Rate Deposit, the Memorandum of Understanding, the Subscription Agreement, the Dutch Deed of Pledge, the U.S. Parent Guarantee, and the Assignment of Subscription Agreement.

"Transaction LLC" means Health Net Investments, LLC, a Delaware limited liability company.

"Transferred Rights and Documents" has the meaning specified in Section 17.01 of the Participation Agreement.

"United States" means the United States of America.

"United States Withholding Tax" means any Tax imposed under sections 1441-46 of the Code, and any Regulations thereunder, and required to be withheld at the source of payment.

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"USD", "US$" or "$" means the lawful currency for the time being in the United States.

"U.S. Investor" means Health Net Funding, Inc. a Delaware corporation.

"U.S. Parent" means Health Net, Inc., a Delaware corporation.

"U.S. Parent Guarantee" means the Guaranty dated as of December 19, 2007, by U.S. Parent in favor of Canadian Investor and Credit Risk Bank.

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